                                                                     EXHIBIT 2.1

                            ASSET PURCHASE AGREEMENT

                          dated as of January 24, 2003

                                      among

                           TransTechnology Corporation

                                       and

                                   Norco, Inc.

                                       and

                       Marathon Power Technologies Company

                                TABLE OF CONTENTS

ARTICLE I - PURCHASE AND SALE OF THE ASSETS AND LIABILITIES..............................................  1
         1.1.     Transfer of Assets.....................................................................  1
         1.2.     Excluded Assets........................................................................  3
         1.3.     Assumption of Liabilities..............................................................  3
         1.4.     Excluded Liabilities...................................................................  3
         1.5.     Consideration..........................................................................  5
         1.6.     Purchase Price Adjustment..............................................................  6
         1.7.     Purchase Price Allocation..............................................................  7

ARTICLE II - REPRESENTATIONS AND WARRANTIES RELATING TO THE PARENT.......................................  8
         2.1.     Due Authorization and Execution........................................................  8
         2.2.     Ownership of Stock.....................................................................  8
         2.3.     Organization...........................................................................  8
         2.4.     No Conflicts...........................................................................  8
         2.5.     Consents...............................................................................  9
         2.6.     Fees, Commissions and Expenses.........................................................  9

ARTICLE III - REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY..................................... 10
         3.1.     Organization of the Company............................................................ 10
         3.2.     Due Authorization and Execution........................................................ 10
         3.3.     Capitalization and Corporate Records of the Company.................................... 10
         3.4.     Dividends and Distributions............................................................ 11
         3.5.     Financial Statements................................................................... 11
         3.6.     No Undisclosed Liabilities............................................................. 11
         3.7.     Absence of Certain Changes............................................................. 12
         3.8.     Customers and Suppliers................................................................ 13
         3.9.     Taxes.................................................................................. 14
         3.10.    Litigation............................................................................. 16
         3.11.    Consents, Violations and Authorizations................................................ 16
         3.12.    Agreements, Contracts, Commitments and Leases.......................................... 17
         3.13.    Assets................................................................................. 19
         3.14.    Inventory.............................................................................. 20
         3.15.    Accounts Receivable.................................................................... 20
         3.16.    Intellectual Property.................................................................. 20
         3.17.    Insurance.............................................................................. 21
         3.18.    Compliance with Law.................................................................... 22
         3.19.    Employee Benefit Plans................................................................. 22
         3.20.    Labor Matters.......................................................................... 23
         3.21.    Fees, Commissions and Expenses......................................................... 23
         3.22.    Environmental Laws and Regulations..................................................... 24
         3.23.    Real Property.......................................................................... 26
         3.24.    Product Warranties..................................................................... 26
         3.25.    Transactions with Affiliates; Intercompany Accounts.................................... 26

         3.26.    Indebtedness........................................................................... 27
         3.27.    No Illegal Payments, etc............................................................... 27
         3.28.    Books and Records...................................................................... 28
         3.29.    Due Consideration...................................................................... 28
         3.30.    No Material Omission................................................................... 28
         3.31.    Exclusivity of Representations......................................................... 28

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF THE BUYER................................................. 29
         4.1.     Due Authorization and Execution........................................................ 29
         4.2.     Organization of the Buyer.............................................................. 29
         4.3.     Consents, Violations and Authorizations................................................ 29
         4.4.     Fees, Commissions and Expenses......................................................... 30

ARTICLE V - CONDUCT OF BUSINESS PENDING CLOSING.......................................................... 30
         5.1.     Ordinary Course........................................................................ 30
         5.2.     No Acquisitions........................................................................ 30
         5.3.     No Dispositions........................................................................ 30
         5.4.     Employees.............................................................................. 30
         5.5.     Mortgages, Liens and Other Encumbrances................................................ 31
         5.6.     Material Agreements.................................................................... 31
         5.7.     Capital Expenditures................................................................... 31
         5.8.     Distributions.......................................................................... 31
         5.9.     No Stock Issuances..................................................................... 31
         5.10.    No Charter Amendments.................................................................. 31
         5.11.    Representations and Warranties......................................................... 31
         5.12.    Agreements............................................................................. 32

ARTICLE VI - CONDITIONS TO THE OBLIGATIONS OF THE BUYER.................................................. 32
         6.1.     Representations and Warranties of the Company and the Parent........................... 32
         6.2.     Opinion of Counsel for the Company and the Parent...................................... 32
         6.3.     Absence of Litigation or Investigation................................................. 32
         6.4.     Requisite Regulatory Approvals......................................................... 32
         6.5.     Consents............................................................................... 33
         6.6.     Authorization Documents................................................................ 33
         6.7.     Material Adverse Effect................................................................ 33
         6.8.     Audited Financial Statements........................................................... 34
         6.9.     Release from Indebtedness.............................................................. 34
         6.10.    Assignment of Contracts................................................................ 34
         6.11.    Lease.................................................................................. 34
         6.12.    Trademarks............................................................................. 34
         6.13.    Fairness and Solvency Opinions......................................................... 35
         6.14.    Delivery of Documents.................................................................. 35

ARTICLE VII - CONDITIONS TO THE OBLIGATIONS OF THE COMPANY............................................... 35
         7.1.     Representations and Warranties of the Buyer............................................ 35
         7.2.     Opinion of Counsel for the Buyer....................................................... 36
         7.3.     Absence of Litigation or Investigation................................................. 36

         7.4.     Requisite Regulatory Approvals......................................................... 36
         7.5.     Authorization Documents................................................................ 36
         7.6.     Delivery of Documents, Payments........................................................ 36

ARTICLE VIII - SURVIVAL; INDEMNIFICATION................................................................. 36
         8.1.     Survival of Representations, Warranties and Covenants.................................. 36
         8.2.     General Indemnification................................................................ 37

ARTICLE IX - TAX MATTERS................................................................................. 39
         9.1.     Tax Cooperation........................................................................ 39
         9.2.     Transfer Taxes and Incremental State Income Taxes...................................... 39
         9.3.     Tax Effect of Payments................................................................. 40

ARTICLE X - ADDITIONAL COVENANTS OF THE PARTIES.......................................................... 41
         10.1.    Access by Buyer and Agents............................................................. 41
         10.2.    Use of Name............................................................................ 41
         10.3.    Environmental Transfer Statute......................................................... 41
         10.4.    Environmental Remediation.............................................................. 42
         10.5.    Notices Prior to Closing............................................................... 43
         10.6.    Public Announcements................................................................... 43
         10.7.    HSR Filing............................................................................. 44
         10.8.    Financial Statements................................................................... 44
         10.9.    Survival............................................................................... 44
         10.10.   Employees and Employee Benefit Plans................................................... 44
         10.11.   Notices Regarding Acquisition Proposals................................................ 46
         10.12.   Information Technology and Telephone Systems........................................... 46

ARTICLE XI - POST-CLOSING COVENANTS OF THE PARTIES....................................................... 46
         11.1.    Availability of Records to the Parent.................................................. 46
         11.2.    Non-Compete; Non-Solicitation.......................................................... 47
         11.3.    Confidentiality........................................................................ 48
         11.4.    Payments to Employees.................................................................. 48
         11.5.    Amounts Received In Respect of Assets.................................................. 48
         11.6.    Survival............................................................................... 49

ARTICLE XII - CLOSING.................................................................................... 49
         12.1.    Closing................................................................................ 49
         12.2.    Deliveries by the Company and the Parent at Closing.................................... 49
         12.3.    Deliveries by Buyer at Closing......................................................... 50

ARTICLE XIII - TERMINATION............................................................................... 51
         13.1.    Termination............................................................................ 51
         13.2.    Procedure Upon Termination............................................................. 51

ARTICLE XIV - GENERAL PROVISIONS......................................................................... 52
         14.1.    Expenses............................................................................... 52
         14.2.    Certain Filings and Consents........................................................... 52

         14.3.    Further Assurances..................................................................... 52
         14.4.    Notices................................................................................ 53
         14.5.    Successors............................................................................. 54
         14.6.    Permitted Assignments.................................................................. 54
         14.7.    Entire Agreement....................................................................... 55
         14.8.    Amendment and Modification............................................................. 55
         14.9.    Waiver of Compliance................................................................... 55
         14.10.   Gender; Number......................................................................... 55
         14.11.   Severability........................................................................... 55
         14.12.   Construction........................................................................... 55
         14.13.   Governing Law.......................................................................... 56
         14.14.   Headings; Interpretation............................................................... 56
         14.15.   Enforcement of Agreement............................................................... 56
         14.16.   Counterparts........................................................................... 56

                                LIST OF EXHIBITS

Exhibit A - Escrow Agreement
Exhibit B - Methodology for Calculating Net Working Capital
Exhibit C - Form of opinion of counsel to the Parent and the Company Exhibit D - Form of opinion of counsel to the Buyer
Exhibit E - Bill of Sale and Assumption Agreement

                                LIST OF SCHEDULES

Schedule 3.5      Financial Statements
Schedule 3.6      No Undisclosed Liabilities
Schedule 3.7      Absence of Certain Changes
Schedule 3.8      Customers and Suppliers
Schedule 3.9      Taxes
Schedule 3.10     Litigation
Schedule 3.11     Consents, Violations and Authorizations
Schedule 3.12     Agreements, Contracts, Commitments and Leases
Schedule 3.13     Assets
Schedule 3.14     Inventory
Schedule 3.15     Accounts Receivable
Schedule 3.16     Intellectual Property
Schedule 3.17     Insurance
Schedule 3.18     Compliance with Law
Schedule 3.19     Employee Benefit Plans
Schedule 3.22     Environmental Laws and Regulations
Schedule 3.23     Real Property
Schedule 3.24     Product Warranties
Schedule 3.25     Transactions with Affiliates, Intercompany Accounts
Schedule 3.26     Indebtedness
Schedule 11.4     Payments to Employees

                             INDEX OF DEFINED TERMS

Defined Term                                                                                  Section
------------                                                                                  -------
1998 Transaction.........................................................................     10.4(a)
Acquisition Proposal.....................................................................     10.11
Action...................................................................................     1.4(b)
affiliate................................................................................     3.7
Agreement................................................................................     Preamble
Allocation...............................................................................     1.7
Assets...................................................................................     1.1
Assumed Liabilities......................................................................     1.3
Auditors.................................................................................     1.6(a)
Balance Sheet Date.......................................................................     3.5
Benefit Plans............................................................................     3.19(a)
Boeing Contract..........................................................................     3.8(b)
Boeing Letter Agreement..................................................................     3.8(b)
Bill of Sale and Assumption Agreement....................................................     12.2(a)
Business.................................................................................     Preamble
Buyer....................................................................................     Preamble
Buyer Breach.............................................................................     13.1(c)
Buyer's 401(k) Plan......................................................................     10.10(a)
Closing..................................................................................     12.1
Closing Date.............................................................................     12.1
Closing Date Balance Sheet...............................................................     1.6(a)
Closing Payment..........................................................................     1.5(b)
Code.....................................................................................     3.9(j)
Company..................................................................................     Preamble, 3.22(a)(i)
Company Expenses.........................................................................     14.1
Company-to-Parent Contracts..............................................................     3.25(d)
Contracts................................................................................     1.1(c)
Corporate Records........................................................................     3.3
Customer Contracts.......................................................................     5.6
Damages..................................................................................     8.2(a)
Deposit Amount...........................................................................     1.5(b)
ECAF.....................................................................................     10.3
ELUR.....................................................................................     10.4(a)
Environmental Conditions.................................................................     3.22(a)(iii)
Environmental Indemnification Agreements.................................................     6.10
Environmental Law........................................................................     3.22(a)(iv)
Environmental Permits....................................................................     3.22(a)(v)
ERISA....................................................................................     3.19(a)
ERISA Affiliate..........................................................................     3.19(d)
Escrow Agent.............................................................................     1.5(c)
Escrow Agreement.........................................................................     1.5(c)
Excluded Contracts.......................................................................     1.1(c)
Excluded Assets..........................................................................     1.2

Excluded Liabilities.....................................................................     1.4
Final Effective Date Balance Sheet.......................................................     1.6(d)
Final Effective Net Working Capital Statement............................................     1.6(d)
Final Payment Date.......................................................................     1.6(d)
Financial Statements....................................................................      3.5
GAAP.....................................................................................     1.6(a)
Hazardous Wastes.........................................................................     3.22(a)(vi)
HSR Act..................................................................................     2.4
Income Tax Escrow Amount.................................................................     9.2(b)
Incremental State Income Taxes...........................................................     9.2(b)
Indebtedness.............................................................................     3.26
Indemnified Party........................................................................     8.2(c)
Indemnifying Party.......................................................................     8.2(c)
Intellectual Property....................................................................     1.1(b)
Interim Financial Statements.............................................................     3.5
Key Customers............................................................................     3.8(a)
Key Suppliers............................................................................     3.8(a)
Liens....................................................................................     2.4
Litigation Conditions....................................................................     8.2(d)
Management...............................................................................     3.22(g)
Material Adverse Effect..................................................................     3.1
Material Contract........................................................................     3.12
Monthly Financial Statements.............................................................     10.8
Net Working Capital......................................................................     1.6(a)
Net Working Capital Statement............................................................     1.6(a)
Neutral Auditor..........................................................................     1.6(c)
Norco Name...............................................................................     10.2(a)
Ordinary Course of Business..............................................................     3.7
Owned Real Property......................................................................     1.2(e)
Parent...................................................................................     Preamble
Parent Breach............................................................................     13.1(b)
Parent Group.............................................................................     3.9(m)(i)
Parent's 401(k) Plan.....................................................................     10.10(a)
Parent-to-Company Contracts..............................................................     3.25(d)
PBGC.....................................................................................     3.19(d)(i)
Permits..................................................................................     1.1(i)
Permitted Liens..........................................................................     2.4
Person...................................................................................     3.1
Prime Rate...............................................................................     1.6(f)
Purchase Price...........................................................................     1.5(a)
Release..................................................................................     3.22(a)(ii)
Remediation..............................................................................     3.22(a)(viii)
Representatives..........................................................................     10.1
Restricted Period........................................................................     11.2(a)
Rohr Contract............................................................................     3.8(b)
Rohr Letter Agreement....................................................................     3.8(b)

Scheduled Closing Date...................................................................     12.1
Senior Lenders...........................................................................     2.5
Site.....................................................................................     3.22(a)(vii)
Specific Performance Sections............................................................     14.15
Stock....................................................................................     2.2
Subordinated Lenders.....................................................................     2.5
Tax Return...............................................................................     3.9(m)(iii)
Taxes....................................................................................     3.9(m)(ii)
Taxing Authority.........................................................................     3.9(m)(iv)
Transaction Documents....................................................................     2.1
Transfer Act.............................................................................     10.3
Transfer Taxes...........................................................................     9.2(a)
Transferred Employee.....................................................................     10.10(a)
Transition Period........................................................................     10.10(f)
Year End Financial Statements............................................................     3.5

                            ASSET PURCHASE AGREEMENT

                This ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of January 24, 2003, is entered into among NORCO, Inc., a Connecticut corporation (the "Company"), TransTechnology Corporation, a Delaware corporation and the parent corporation of the Company (the "Parent"), and Marathon Power Technologies Company (the "Buyer").

                WHEREAS, the Company is engaged in the business of manufacturing a broad range of standard and custom-designed mechanical apparatus, including without limitation, hold-open rods, special connecting devices, linear motion actuators, power transmission components, mechanical support systems and locking mechanisms (the "Business"); and

                WHEREAS, the Company desires to sell the assets and assign the liabilities of the Business, and the Buyer desires to purchase such assets and assume such liabilities, all on the terms and conditions hereinafter set forth;

                NOW, THEREFORE, in consideration of the mutual agreements contained herein, intending to be legally bound hereby, the parties hereto agree as follows:

           ARTICLE I - PURCHASE AND SALE OF THE ASSETS AND LIABILITIES

        1.1.    Transfer of Assets.

                Upon the terms and subject to the conditions herein set forth, the Company and the Parent agree to sell, convey, transfer and assign to the Buyer, and the Buyer agrees to purchase from the Company and the Parent, on the Closing Date, all of the tangible and intangible assets, properties and business of the Company and all of the tangible and intangible assets, properties and business used or held for use in or otherwise material to the conduct of the Business, whether real, personal or mixed, of every kind and nature and wherever situated (which assets, properties and business shall include all assets, goodwill, going concern value, rights, claims, contracts, causes of action and properties, whether tangible or intangible, matured or unmatured, known or unknown, contingent or fixed, whether or not any of such assets have any value for accounting purposes or are carried or reflected on or specifically referred to in Company's books or financial statements with respect to the Business) (collectively, the "Assets"), except as provided in Section 1.2, free and clear of all Liens except the Permitted Liens. The Assets shall include, without limitation, all of the following:

                (a) All assets reflected in the Financial Statements and not disposed of in the Ordinary Course of Business as permitted by this Agreement and all assets of the Business acquired after the date hereof;

                (b) All patents, trademarks, trade names, service marks, copyrights, software, trade secrets or know-how used in or necessary for the conduct of the Company's business, including without limitation, the "Norco" name (the "Intellectual Property");

                (c) All agreements, contracts, licenses, leases, notes, evidence of indebtedness, letters of credit, instruments and other written or oral commitments concerning the Business or to which the Business is subject or entitled (the "Contracts"), but excluding (i) Contracts which provide for any type of severance payments or benefits or stay bonuses to executives of the Company, including without limitation, the Executive Severance Agreement, dated October 15, 1998, between the Company and Surin Malhotra, (ii) Contracts which provide for any type of indemnification of any executive or affiliate of the Company, including without limitation, the Indemnification Agreement, dated October 15, 1998, between the Company and Surin Malhotra and (iii) the Consulting Agreement, dated March 5, 1999, between the Company and Joseph Metz (collectively, the "Excluded Contracts");

                (d) All owned and consigned inventory of the Business, including supplies, raw materials, work in process and finished goods, both on hand and on order;

                (e) All furniture, trade fixtures, machinery, equipment and other personal property of the Business, including without limitation, all such items located at the Company's facility located at 139 Ethan Allen Highway, Ridgefield, Connecticut;

                (f) All deposits, deferred charges, security deposits, escrowed funds, rights to refunds, prepaid items, credits, and rights of offset relating to the Business;

                (g) All credit balances of or inuring to the Business, including rebates from suppliers;

                (h) All books and records relating to the Business, including, without limitation, accounting records, customer lists, sales records, credit data and other information regarding customers, suppliers, distributors and agents of the Business;

                (i) All permits, licenses, franchises, authorizations, certificates, approvals, registrations and other governmental authorizations relating to the Business (including, without limitation, Parts Manufacturer Approvals from the Federal Aviation Administration of the Department of Transportation) (collectively, the "Permits");

                (j) All part drawings and specifications, blueprints, designs, test data, research and development files, memoranda, promotional materials, logs, journals and other technical materials used in the Business;

                (k) All rights to insurance proceeds relating to the damage, destruction or impairment of any of the Assets;

                (l)     All accounts and notes receivable of the Business;

                (m) All rights, claims or causes of action against any Person relating to the Business; and

                (n) All automobiles and other vehicles owned or leased by the Business.

        1.2. Excluded Assets. The following assets of the Company shall be excluded from the Assets (the "Excluded Assets"):

                (a)     All insurance policies covering the Business;

                (b) All licenses in favor of the Company, express or implied, for the use of the TransTechnology name, trademark, and logo and the phrase "engineered products for global partners";

                (c)     All assets under any Benefit Plans;

                (d)     All Excluded Contracts;

                (e) The real property and building owned by the Company and located at 139 Ethan Allen Highway, Ridgefield, Connecticut (the "Owned Real Property");

                (f) All cash, bank deposits, other cash equivalents and marketable securities and bank accounts of the Business; and

                (g)     All intercompany accounts receivable.

        1.3. Assumption of Liabilities. Subject to the terms and conditions of this Agreement, and in each case, subject to Section 1.4 hereof, at the Closing, the Buyer shall assume the following specific liabilities and obligations of the Company relating to the Business (the "Assumed Liabilities"):

                (a) All obligations and liabilities arising after the Closing Date under any of the Contracts assigned to the Buyer or for which the Buyer is receiving the economic benefits of as provided in Section 14.3(b);

                (b) All liabilities reflected on the balance sheet contained in the Interim Financial Statements and all liabilities relating to the Business which are incurred by the Company in the Ordinary Course of Business after December 29, 2002 through the Closing Date, but in each case, only in the dollar amount and to the extent such liabilities exist on the Closing Date; and

                (c) All of the liabilities and obligations which relate to the Assets or the Business to the extent attributable to operation of the Business by the Buyer following the Closing Date.

        1.4. Excluded Liabilities. Notwithstanding Section 1.3 hereof, at the Closing, the Buyer shall not be assuming the following liabilities and obligations of the Company relating to the Business:

                (a)     All intercompany accounts payables;

                (b) All liabilities in respect of any action, claim, suit, litigation, proceeding, labor dispute, arbitral action, governmental audit, inquiry, criminal prosecution, investigation or unfair labor practice charge or complaint ("Action") that: (i) were served on the Company on or before the Closing Date; or (ii) arise out of the conduct of the Business on or prior to the Closing Date regardless of when served except to the extent that such Actions referred to in this clause (ii) relate to Assumed Liabilities;

                (c)     All liabilities for and relating to Indebtedness;

                (d)     All liabilities under any Benefit Plans;

                (e) All liabilities with respect to former employees of the Business;

                (f) All liabilities and obligations of the Company or the Parent or any affiliate of either thereof for Taxes, including without limitation, (i) any of such Taxes arising as a result of the Company's operation of the Business or ownership of the Assets on or before the Closing, (ii) any liability for Taxes pursuant to a tax sharing agreement or tax indemnity or by virtue of the Company or the Parent being a transferee or a successor, (iii) any Tax liability resulting from the Company or the Parent being liable for the Taxes of any consolidated, combined or unitary or similar group pursuant to Treasury Regulations Section 1-1502-6 or any analogous state or local tax provision and (iv) except as provided in Section 9.2(a), any Transfer Taxes;

                (g) All liabilities and obligations of the Parent or any affiliate of the Parent of any nature, whether absolute, accrued, contingent, determined, determinable or otherwise, including without limitation, any indemnification liability or obligation of the Parent or an affiliate of the Parent, for which the Company is or may become liable, and all withdrawal liabilities relating to multiemployer pension plans of the Parent;

                (h) All liabilities and obligations of the Company to third parties in respect of tort claims involving the Business (whether personal injury, bodily harm or property damage) that arise from products of the Business sold on or before the Closing Date;

                (i) All liabilities and obligations of the Parent or the Company for any medical reimbursements to the employees of the Company relating to medical expenditures incurred by the employees of the Company on or prior to the Closing Date;

                (j) All liabilities and obligations of the Company or the Parent arising out of or relating to any Environmental Condition or any noncompliance with any Environmental Law;

                (k) All liabilities and obligations of the Company or the Parent under any of the Excluded Contracts;

                (l) All liabilities and obligations of the Company and the Parent under this Agreement;

                (m) All liabilities and obligations of the Company and the Parent arising out of the Company's use of the trademarks FN (and design), FLENNUT and FLENNOR on or prior to the Closing Date; and

                (n) All liabilities and obligations relating to the Excluded Assets.

                In addition to the foregoing liabilities and obligations, at the Closing, the Buyer shall not be assuming any other liability or obligation of the Company relating to the Business except as specifically set forth under
Section 1.3 hereof (collectively, the "Excluded Liabilities"). The Excluded Liabilities shall be and remain the sole and exclusive responsibility of the Company, and the Company shall be solely liable and responsible for, and shall perform and discharge in full, all of the Excluded Liabilities.

        1.5.    Consideration.

                (a) Purchase Price. Upon the terms and subject to the conditions set forth herein, the aggregate price to be paid by the Buyer for the purchase of the Assets (the "Purchase Price") shall be (i) Fifty-One Million Dollars ($51,000,000), plus the excess in the Net Working Capital at Closing over $7,117,000 or minus the shortfall in the Net Working Capital at Closing from $6,883,000, plus up to One Million Dollars ($1,000,000) for Transfer Taxes and Incremental State Income Taxes as set forth in Section 9.2, payable in cash and (ii) the assumption by the Buyer of the Assumed Liabilities.

                (b) Payments at Closing. Upon the terms and subject to the conditions set forth herein, in consideration for the transfer of the Assets pursuant to Section 1.1 hereof, on the Closing Date, the Buyer shall pay Fifty-One Million Dollars ($51,000,000) minus Two Million and Five hundred Thousand Dollars ($2,500,000) (the "Deposit Amount") together with the interest accrued thereon (such difference, the "Closing Payment"), in cash by wire transfer of immediately available funds to the Company to such account as the Company shall designate in a written notice to the Buyer at least two business days prior to the Closing Date.

                (c) Deposit Amount. Upon execution of this Agreement, the Buyer shall deliver to J.P. Morgan Trust Company, N.A. (the "Escrow Agent") pursuant to the terms of an escrow agreement among the Buyer, the Company and the Escrow Agent, substantially in the form attached hereto as Exhibit A (the "Escrow Agreement"), the Deposit Amount in immediately available funds to be held by the Escrow Agent in an interest bearing account reasonably acceptable to the Buyer to serve as a down payment on the Purchase Price, and to be released in accordance with the following procedures:

                        (i) on the Closing Date, the Company and the Buyer shall jointly instruct the Escrow Agent to deliver the Deposit Amount, together with the interest accrued thereon, by wire transfer of immediately available funds, to an account designated by the Company in the Escrow Agreement (and such amount shall be applied towards the payment of the Purchase Price);

                        (ii) upon termination of this Agreement by the Company pursuant to Section 13.1(c) as a result of the Buyer's failure to consummate the transactions contemplated hereunder after the fulfillment or satisfaction of all of the conditions set forth in Article VI, and provided that neither the Parent nor the Company has been in breach of this Agreement, the Company and the Buyer shall jointly instruct the Escrow Agent to deliver the Deposit Amount, together with the interest accrued thereon, by wire transfer of immediately available funds, to an account designated by the Company in the Escrow Agreement, to be retained by the Company (and the payment of the Deposit Amount to the Company shall be the Company's and the Parent's sole and exclusive remedy for Damages resulting from any breach by the Buyer of this Agreement or from termination of this Agreement for any other reason); and

                        (iii) upon termination of this Agreement for any other reason, the Buyer shall instruct the Escrow Agent to deliver the Deposit Amount, together with the interest accrued thereon, by wire transfer of immediately available funds, to an account designated by the Buyer in the Escrow Agreement, to be retained by the Buyer.

        1.6. Purchase Price Adjustment. The adjustment to the Purchase Price, if any, shall be determined as follows:

                (a) Closing Accounting Audit. Following the Closing, the Buyer shall cause KPMG LLP (the "Auditors") to prepare an audited balance sheet of the Assets and the Assumed Liabilities, dated as of the Closing Date (the "Closing Date Balance Sheet"), and a statement setting forth the Net Working Capital (as defined) as calculated based on the Closing Date Balance Sheet (the "Net Working Capital Statement"). The Closing Date Balance Sheet and the Net Working Capital Statement shall be prepared in accordance with generally accepted accounting principles in the United States of America, as in effect from time to time ("GAAP"), and shall present fairly the Assets and the Assumed Liabilities as of the Closing Date. The Buyer shall cause the Closing Date Balance Sheet and the Net Working Capital Statement to be delivered to the Company as soon as reasonably practicable, but in any event, no later than the date which is ninety (90) days after the Closing Date. The Buyer, the Company and the Parent agree that they will, and agree to cause their respective independent accountants to, cooperate and assist in the preparation of the Closing Date Balance Sheet, the Net Working Capital Statement and in the conduct of the audits and reviews referred to in this Section 1.6, including without limitation, the making available to the extent necessary of books, records, files, documents, work papers and personnel. For purposes of this Agreement, "Net Working Capital" shall mean the total current assets included in the Assets less the total current liabilities included in the Assumed Liabilities calculated pursuant to the methodology set forth on Exhibit B.

                (b) Review by the Company . If the Company wishes to dispute any matter arising out of the Closing Date Balance Sheet or the Net Working Capital Statement, the Company shall, within thirty (30) days after receipt of the Closing Date Balance Sheet, give written notice to the Buyer of its calculation of the Net Working Capital together with a detailed written explanation of those items in the Closing Date Balance Sheet or the Net Working Capital Statement which the Company disputes. Within a further period of thirty
(30) days from the end of the 30-day review period, the parties will attempt to resolve in good faith any disputed items.

                (c) Arbitration. If the Buyer and the Company fail to resolve all items in dispute within the thirty (30) day period, the parties agree that the independent certified public accounting firm of PricewaterhouseCoopers (the "Neutral Auditor") shall be employed to resolve any items which remain in dispute after the end of such thirty (30) day period (all such other items relating to the Closing Date Balance Sheet and the Net Working Capital Statement shall be deemed to be final and binding on the parties). The parties shall direct the Neutral Auditor to resolve the remaining items in dispute as soon as reasonably practicable, but in no event later than 30 days, and the decision of the Neutral Auditor shall be final and binding upon the parties hereto. Such decision will be subject to specific performance pursuant to Section 14.15, and judgment may also be entered thereon as an arbitration award pursuant to 9 U.S.C. Section 9 in any court of competent jurisdiction (subject to the provisions of Section 14.13).

                (d) Adjustment Amount. The Closing Date Balance Sheet and the Net Working Capital Statement, (i) if the Company does not give written notice of any dispute within thirty (30) days after receipt thereof; (ii) as modified by the parties upon any mutual resolution of any dispute; or (iii) as finally determined by the Neutral Auditor, as applicable, are hereinafter referred to as the "Final Effective Date Balance Sheet" and the "Final Effective Net Working Capital Statement". The date which is ten (10) days after (i) the expiration of the thirty (30) day period in which the Company may give written notice of a dispute if no such notice is given, (ii) the parties mutually resolve any dispute, or (iii) the date on which the Neutral Auditor issues its final decision regarding any dispute is hereinafter referred to as the "Final Payment Date."

                (e) Payment. To the extent that the amount set forth on the Final Effective Net Working Capital Statement is less than $6,883,000, the Company and the Parent shall pay to the Buyer, as an adjustment to the Purchase Price, that shortfall, in the manner and with interest as provided in Section 1.6(f), on the Final Payment Date. To the extent that the amount set forth on the Final Effective Net Working Capital Statement exceeds $7,117,000, the Buyer shall pay to the Company, as an adjustment to the Purchase Price, the amount of that excess, in the manner and with interest as provided in Section 1.6(f), on the Final Payment Date.

                (f) Interest. Any payment pursuant to Section 1.6(e) shall be made on the Final Payment Date by delivery by the Buyer or the Company, as the case may be, of such payment in immediately available funds to an account designated in writing by the other party. The amount of any payment to be made pursuant to Section 1.3(e) shall bear interest from and including the Closing Date to but excluding the date of payment at a rate per annum equal to the Prime Rate as published in the Wall Street Journal, Eastern Edition, in effect on the Closing Date (the "Prime Rate"). Such interest shall be payable at the same time as the payment to which it relates and shall be calculated daily on the basis of a year of 365 days and the actual number of days elapsed.

                (g) Neutral Auditors' Fees. If the Neutral Auditors determine that the Net Working Capital calculated by the Buyer was correct, then the Company shall pay the fees and expenses of the Neutral Auditors. If the Neutral Auditors determine that the Net Working Capital calculated by the Company was correct, then the Buyer shall pay the fees and expenses of the Neutral Auditors. If the Neutral Auditors determine a different Net Working Capital, the fees and expenses of the Neutral Auditors shall be borne by the Company and the Buyer in the proportion in which the amount in dispute was allocated.

        1.7.    Purchase Price Allocation.

                Within six (6) months after the Closing Date, the Buyer shall deliver to the Company a final form of allocation of the Purchase Price (and all other items properly included in "consideration," as described in Treasury Regulation section 1.1060-1(c)(1)), in a manner consistent with Section 1060 of the Code and the rules and regulations thereunder (the "Allocation"), which Allocation shall be binding upon the Company and the Parent. The Allocation shall be adjusted as necessary to reflect any adjustments to the Purchase Price after the Closing Date. The Buyer and the Company agree to use such allocation in filing all required forms under Section 1060 of the Code (or any comparable forms under state or foreign law), and all other Tax Returns, and the Buyer and the Company further agree that they shall not take any position inconsistent with such allocation upon any examination of any such Tax Return, in any refund claim or in any tax litigation. Not later than 30 days prior to the filing of their respective Forms 8594 relating to this transaction, each party shall deliver to the other party a copy of its Form 8594.

       ARTICLE II - REPRESENTATIONS AND WARRANTIES RELATING TO THE PARENT

                The Parent represents and warrants to and agrees with the Buyer that as of the date hereof and as of the Closing Date:

        2.1.    Due Authorization and Execution.

                The Parent has the necessary power and authority to enter into this Agreement and each other agreement, document or instrument contemplated hereby (collectively, the "Transaction Documents"), to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. This Agreement has been, and the other Transaction Documents will be, duly and validly executed and delivered by the Parent and, assuming due execution and delivery by the other parties hereto and thereto (other than the Company), constitute valid and binding obligations of the Parent enforceable against the Parent in accordance with their terms. The execution and delivery by the Parent of this Agreement and the other Transaction Documents, the consummation of the transactions contemplated hereby and thereby, and the performance of the Parent's obligations hereunder and thereunder, have been duly and validly authorized by all necessary corporate and shareholder action.

        2.2.    Ownership of Stock.

                The Parent is the sole lawful record and beneficial owner of all of the outstanding shares of capital stock of the Company (such outstanding shares of capital stock being herein collectively referred to as the "Stock").

        2.3.    Organization.

                The Parent is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to conduct its business as it is presently being conducted and to own and lease its properties and assets.

        2.4.    No Conflicts.

                Neither the execution, delivery and performance of this Agreement or the other Transaction Documents by the Parent nor the consummation of the transactions contemplated hereby or thereby will result (immediately or upon the giving of notice or the passage of time or both) in (a) any violation of or default under, or give rise to a right of modification, termination, cancellation or acceleration of any obligation or to a loss of a benefit under, any mortgage, indenture, lease, instrument, franchise, license or other agreement or permit to which the Parent, the Company or the Assets are parties to, beneficiaries of, or bound by, or, assuming compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), any violation of any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Parent, the Company or the Assets, (b) a violation of or a conflict with any provision of the Corporate Records of the Parent, or
(c) an imposition of any Lien (other than Permitted Liens) on the Company or on any of the Assets. For purposes of this Agreement, "Liens" shall mean liens, encumbrances, security agreements, security interests, equities, options, charges, restrictions, claims, restrictions on transfer or voting, mortgage, deed of trust, pledge, charge, conditional sale or other title retention agreement, lease, preemptive right, right of first refusal, license or other encumbrance of any kind. For purposes of this Agreement, "Permitted Liens" shall mean (i) mechanics', materialmen's and similar liens arising in the Ordinary Course of Business with respect to any amounts not yet due and payable or which are being contested in good faith through appropriate proceedings if a reserve or other appropriate provision, if any, as shall be required by GAAP, consistently applied, shall have been made therefor, (ii) Liens for taxes not yet due and payable, (iii) Liens securing rental payments under capital lease agreements, and (iv) Liens on real property that do not materially interfere with the present or intended uses of such real property or materially detract from the value of the real property to which such Liens relate.

        2.5.    Consents.

                Each of the Parent and the Company has received (and furnished to the Buyer evidence thereof reasonably satisfactory to the Buyer) the consent of each of (i) The CIT/Business Credit Group, Inc. and Ableco Finance LLC (collectively, the "Senior Lenders") and (ii) J. H. Whitney Mezzanine Fund, L.P., Albion Alliance Mezzanine Fund I, L.P., Albion Alliance Mezzanine Fund II, L.P., The Equitable Life Assurance Society of the United States, Fleet Corporate Finance, Inc. and Citizens Capital, Inc. (collectively, the "Subordinated Lenders"), which consent is in the form attached hereto as Appendix A, in connection with the transactions contemplated hereby (and such consents have not expired or been withdrawn as of the date hereof and shall not have expired or been withdrawn as of the Closing Date).

        2.6.    Fees, Commissions and Expenses.

                Quarterdeck Investment Partners, LLC has been paid or will be paid at Closing by the Parent all commissions and fees owing it in connection with this Agreement and the transactions contemplated hereby, and there are no brokerage commissions, finders' fees or similar compensation otherwise payable by the Company or the Parent in connection with the transactions contemplated by this Agreement.

      ARTICLE III - REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY

                Each of the Parent and the Company represents and warrants to and agrees with the Buyer (and in Section 8.2 hereof the Parent shall indemnify the Buyer in respect thereof to the extent set forth therein) that as of the date hereof and as of the Closing Date:

        3.1.    Organization of the Company.

                The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Connecticut. The Company has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted. The Company is duly qualified or licensed to do business as a foreign corporation in good standing in all jurisdictions in which the ownership of its property or the conduct of its business requires such qualification, except for such jurisdictions wherein the failure to be so qualified would not have a Material Adverse Effect. The Company has no subsidiaries and does not own any stock, joint venture or other equity or ownership interest in any Person. For purposes of this Agreement, "Person" shall mean any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability partnership, limited liability company, joint venture, estate, trust, association, labor union or other entity or governmental body. For purposes of this Agreement, "Material Adverse Effect" shall mean any change, effect or circumstance that, individually or when taken together with all other such changes, effects or circumstances that have occurred prior to the date of determination of the occurrence of a Material Adverse Effect, has or is reasonably likely to have, any material adverse effect (i) on the assets, liabilities, operations, business, prospects, results of operations or condition (financial or otherwise) of the Company or (ii) on the ability of the Parent or the Company to consummate the transactions contemplated hereby.

        3.2.    Due Authorization and Execution.

                The Company has the necessary corporate power and authority to enter into this Agreement and all other Transaction Documents to which it is a party, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. All required corporate action on the part of the Board of Directors and the shareholders of the Company has been taken to authorize and approve the execution and delivery of this Agreement and the other Transaction Documents, the consummation of the transactions contemplated hereby and thereby, and the performance of the Company's obligations hereunder and thereunder. This Agreement has been, and the other Transaction Documents will be, duly and validly executed and delivered by the Company and, assuming due execution and delivery by the other parties hereto and thereto (other than the Parent), constitute valid and binding obligations of the Company enforceable against it in accordance with their terms.

        3.3.    Capitalization and Corporate Records of the Company.

                The authorized capitalization of the Company consists of 50,000 shares of Common Stock, par value $1.00 per share, and 50,000 shares of Preferred Stock, par value $25.00 per share. All of the Stock have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of the preemptive rights of any shareholder. The Company has delivered or made available to the Buyer true and complete copies of the Certificate of Incorporation and By-Laws of the Company, as currently in effect, all stock issuance and transfer records of the Company, and all written records reflecting proceedings of the Board of Directors and shareholders of the Company, including actions taken by written consent (such Certificate of Incorporation, By-Laws, stock records and written records of corporate proceedings are herein referred to as the "Corporate Records").

        3.4.    Dividends and Distributions.

                Since April 1, 2002, there has not been, and prior to the Closing, there will not be (a) any declaration, setting aside or payment of a dividend or other distribution in respect of any of the Stock, or (b) any direct or indirect redemption, purchase or other acquisition of any of the capital stock or other securities of the Company or any action constituting a constructive dividend or distribution to the shareholders of the Company.

        3.5.    Financial Statements.

                Schedule 3.5 contains the following financial statements: unaudited balance sheets and statements of income as of and for the fiscal years ended March 31, 2000, March 31, 2001 and March 31, 2002 (the "Balance Sheet Date") for the Company (collectively the "Year End Financial Statements") and as of and for the nine-month period ended December 29, 2002 (the "Interim Financial Statements" and, together with the Year End Financial Statements and the Monthly Financial Statements, the "Financial Statements"). Except as set forth on
Schedule 3.5, the Financial Statements: (i) are correct and complete, (ii) have been prepared in accordance with GAAP, consistently applied, throughout the periods covered thereby, (iii) present fairly in accordance with GAAP, consistently applied, the assets and liabilities and financial position of the Company as of such dates and the results of operations of the Company for such periods, (iv) except with respect to the intercompany accounts, reflect accurately all assets, liabilities and results of operations of the Company as if the Company were independent and not affiliated with any other corporation, business or entity, and (v) are based upon information contained in the books and records of the Company. The books of account of the Company have been maintained in accordance with applicable laws, rules and regulations, are complete and correct in all material respects, fairly reflect in reasonable detail as of the dates shown thereon all items of income and expense, and all assets, liabilities and accruals of the Company in accordance with GAAP, consistently applied, and provided a fair and accurate basis for the preparation of the Financial Statements.

        3.6.    No Undisclosed Liabilities.

                Except as set forth in Schedule 3.6, there are no liabilities or obligations of the Company of any nature, whether absolute, accrued, contingent, determined, determinable or otherwise, and there is no existing condition, situation, or set of circumstances that could reasonably be expected to result in such a liability or obligation, other than (i) liabilities and obligations set forth on the face of the balance sheet included in the Interim Financial Statements and (ii) liabilities and obligations incurred in the Ordinary Course of Business since December

29, 2002 which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

        3.7.    Absence of Certain Changes.

                Except as set forth in Schedule 3.7, since the Balance Sheet Date, the business of the Company has been conducted only in the Ordinary Course of Business and there has not been any event, occurrence, change, development, condition or state of circumstances which has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Without limiting the generality of the foregoing, except as set forth in
Schedule 3.7, since the Balance Sheet Date, there has not occurred: (i) any damage, destruction or loss, whether or not adequately covered by insurance, involving any Asset in excess of $50,000; (ii) any adoption or modification of any Benefit Plan made to, for or with any employees of the Company; (iii) any change in compensation payable (including, without limitation, commission, bonus or other direct or other remuneration) or to become payable by the Company to its employees, directors, officers or agents or change in benefits under any Benefit Plan, in each case other than changes made in the Ordinary Course of Business; (iv) any sale or other disposition of any Assets of the Company, other than sales or dispositions made in the Ordinary Course of Business; (v) any creation or other incurrence of a Lien of any kind upon any Assets of the Company except Permitted Liens; (vi) any change in the method of allocation of expenses, liabilities or income between the Company and any other subsidiaries, divisions or business units of the Company or the Parent or any other change in the method of accounting or accounting practices of the Company; (vii) any amendment, termination, waiver, cancellation or release of any rights or claims of material value, including rights or claims under any Material Contract, or any waiver or release of any right or claim relating to the Company's business against any affiliate (as defined in Rule 405 under the Securities Act, "affiliate") of any of the Parent or the Company; (viii) any discharge or payment of any material obligation or liability of the Company other than in the Ordinary Course of Business; (ix) any incurrence of Indebtedness by the Company;
(x) any capital expenditures or commitments by the Company for any addition to property, plant or equipment exceeding $20,000 individually or $100,000 in the aggregate; (xi) any material cancellation or waiver of any debts to or any claims of the Company except in the Ordinary Course of Business; (xii) any declaration, setting aside or payment of any dividend or other distribution with respect to the Stock, or any repurchase, redemption or other acquisition by the Company of any outstanding shares of capital stock or other securities of the Company, or other payments to any of the Company's stockholders in their capacity as such; (xiii) any amendment of any material term of any outstanding security of the Company or any recapitalization or reclassification of the capital stock of the Company; (xiv) (A) any employment agreement with or for the benefit of any of the Company's directors, officers, employees or agents; (B) any payment of any pension, retirement allowance or other employee benefit not required to be paid by any existing Benefit Plan; or (C) any commitment made by the Company to any of the Company's directors, officers, employees or agents with respect to any additional pension, profit sharing, bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation, group insurance, severance pay, retirement or other Benefit Plan; (xv) any amendment or termination (other than by completion thereof) of any Material Contract;
(xvi) any change or modification in any material respect to the Company's credit, collection or payment policies, procedures or practices, including acceleration of collections or receivables (whether or not past due), acceleration of payment of payables or other liabilities or failure to pay or delay in payment of payables or other liabilities; (xvii) any license or sublicense of any rights under or with respect to any of the Company's Intellectual Property; (xviii) any amendment to any Corporate Records of the Company; (xix) any material Tax election (or revocation of a Tax election), except in a manner consistent with past practice, any change in any method of accounting for Tax purposes, or any settlement or compromise of any material Tax liability with any Taxing Authority or agreement to an extension of a statute of limitations; (xx) any acquisition or agreement to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division, operating unit or product line thereof; or (xxi) any agreement to take any action described in this Section 3.7. Ordinary Course of Business as used in this Agreement shall mean the ordinary course of business consistent with past practice, including, where applicable, with respect to quantity and frequency.

        3.8.    Customers and Suppliers.

                (a) Schedule 3.8 sets forth a true and correct list of (a) the names and addresses of the 20 largest customers of the Company in terms of sales during each of the two fiscal years ended March 31, 2001 and 2002 and for the nine-month period ended December 29, 2002 (the "Key Customers"), setting forth the total sales to and total bookings for each such customer during each such period and (b) the names and addresses of the 10 largest suppliers of the Company in terms of purchases during the fiscal years ended March 31, 2001 and 2002 and for the nine-month period ended December 29, 2002 (the "Key Suppliers"), setting forth for each such supplier the total purchases from each such supplier during each such period. Except as set forth in Schedule 3.8, since April 1, 2001, there has not been any material modification to the terms of any contract with the Key Customers or Key Suppliers, including material price decreases in the Company's outputs or material price increases in the Company's inputs, and none of such contracts has been terminated. Except as set forth in Schedule 3.8, there are no ongoing discussions with any of the Key Customers or Key Suppliers in connection with any modification to the terms of any contract with the Key Customers or Key Suppliers, including price decreases in the Company's outputs or price increases in the Company's inputs, or in connection with any termination of such contracts. To the knowledge of the Parent and the Company, none of the Key Customers or Key Suppliers has any intention to materially modify the terms of any current contract with the Company or terminate any such contract or materially adversely change its business or relationship with the Company. The consummation of the transactions contemplated by this Agreement, with or without the giving of notice or the lapse of time or both, will not result in the loss of any Key Customer or Key Supplier or adversely affect the Company's relationship with any Key Customer or Key Supplier; and, to the knowledge of the Parent and the Company, there is no other event, condition or circumstance that has adversely affected or could reasonably be expected to adversely affect the Company's relationship with any Key Customer or Key Supplier. The Company has provided and delivered to the Buyer true and correct copies of (i) all Material Contracts with Key Customers and Key Suppliers and (ii) all documents, materials, correspondence, communications, summaries and notes in any way relating to any proposed material modification, termination, extension or renewal of any Material Contracts with Key Customers or Key Suppliers. Schedule 3.8 sets forth, with respect to each Material Contract with Key Customers or Key Suppliers, (w) the name of the Key Customer or Key Supplier, (x) the expiration date of such Material Contract, (y) the status of such Material Contract (whether the contract is being modified, terminated, extended or renewed) and (z) whether consent is required to assign such Material Contract to the Buyer at Closing.

                (b) By letter agreement dated December 9, 2002 between The Boeing Company and the Company (the "Boeing Letter Agreement"), the term of the Special Business Provisions and the General Terms Agreement (No. WIC-31455-GTA-0599-3481), dated December 11, 1999, between the Company and The Boeing Company (the "Boeing Contract") has been extended through December 31, 2003. By letter agreement dated December 19, 2002 between Goodrich Aerostructures Group and the Company (the "Rohr Letter Agreement"), the term of the Purchase Agreement (No. 1NE001), dated January 23, 1995, between the Company and Rohr, Inc. (now operating as Goodrich Aerostructures Group) (the "Rohr Contract") has been extended through December 31, 2004. Each of the Boeing Contract, as amended by the Boeing Letter Agreement, and the Rohr Contract, as amended by the Rohr Letter Agreement, is legal, valid, binding and enforceable against the Company (and, to the knowledge of the Company and the Parent, the other party or parties thereto) in accordance with its terms.

        3.9.    Taxes.

                (a) The Company and each Parent Group has timely filed all Tax Returns that are required to be filed with respect to the activities of the Company or the Parent Group, which Tax Returns are correct and complete in all material respects.

                (b) The Company and each Parent Group has paid or caused to be paid within the time and in the manner prescribed by law all Taxes due and payable by it. Neither the Company nor any Parent Group is subject to any tax imposed on net income in any jurisdiction or by any Taxing Authority other than with respect to Taxes shown on those Tax Returns described in subparagraph (g) of this Section 3.9.

                (c) Except as set out on Schedule 3.9, no Tax assessment or deficiency which has not been paid has been made or proposed against the Company or a Parent Group, nor are any of the Tax Returns of the Company or a Parent Group now being or, to the best knowledge of the Parent and the Company, threatened to be examined or audited, and no consent waiving or extending any applicable statutes of limitations for the Tax Returns of the Company or a Parent Group, or any Taxes required to be paid thereunder, has been filed.

                (d) The Company has collected all sales, use and value added Taxes required to be collected, and has remitted, or will remit on a timely basis, such amounts to the appropriate governmental authorities and has furnished properly completed exemption certificates for all exempt transactions.

                (e) The Company has properly withheld income and social security or other similar Taxes and paid payroll Taxes with respect to all persons who should properly be characterized as employees for federal, state or local Tax purposes.

                (f) None of the assets of the Company is subject to any liens in respect of Taxes (other than for current Taxes not yet due and payable).

                (g) The Company has made available to the Buyer complete and correct copies of all federal, state and local income or franchise Tax Returns filed with respect to the Company for the three (3) most recent taxable years for which such Tax Returns have been filed immediately preceding the date of this Agreement, together with all related work papers, memoranda, opinions, rulings or correspondence with Taxing Authorities prepared within the past three years.

                (h) No claim has been made by a Taxing Authority in a jurisdiction where the Company or a Parent Group does not file Tax Returns that the Company or a Parent Group is or may be subject to taxation by that jurisdiction.

                (i) The accruals for Taxes of the Company set forth on the March 31, 2002 balance sheet and the December 29, 2002 balance sheet included in the Financial Statements are adequate to cover all liabilities for Taxes of the Company as of the date of such balance sheets, and nothing has occurred subsequent to such dates to make any of such accruals inadequate, provided that no representation is made with respect to the accruals for income Taxes of the Company. All Taxes of the Company for periods after March 31, 2002 have been paid or reflected on the books of the Company.

                (j) The Company has never (i) filed any consent agreement under Section 341(f) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (collectively, the "Code"); (ii) been a member of an affiliated group of corporations (as defined in Section 1504(a) of the Code) other than the group in which each of the Parent and the Company is a member, or filed or been required to file or been included in a combined, consolidated, or unitary federal, state, local or foreign income tax return other than with the Parent; (iii) been the subject of a Tax ruling that has continuing effect; (iv) been the subject of a closing agreement with any Taxing Authority that has continuing effect; or (v) granted a power of attorney with respect to any Tax matters that has continuing effect.

                (k) The Company is not a party to any agreement, contract, arrangement or plan that could result, individually or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

                (l) The Company does not have any liability for Taxes of any other person (i) as a transferee or successor, or (ii) by contract.

                (m) For purposes of this Agreement, the terms set out below shall have the following meanings:

                        (i) "Parent Group" shall mean (A) in the case of federal income Taxes, a consolidated group of corporations of which the Company is a member and (B) in the case of other Taxes, the applicable group of corporations including the Company for which the Company may be held liable for the Taxes of any other member of the group.

                        (ii) "Taxes" means any income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, real property, personal property, or windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, addition to tax or additional amount imposed by any Taxing Authority responsible for the imposition of any such tax, together with any interest and any penalty thereon.

                        (iii) "Tax Return" means any return, report, information return, or amendments thereto, (including any related or supporting information) filed or required to be filed with any Taxing Authority in connection with the determination of any Tax or the administration of any laws, regulations or administrative requirements relating to any Tax.

                        (iv) "Taxing Authority" means, with respect to federal income taxes, the Internal Revenue Service, and, with respect to any other Taxes, the applicable governmental body with the authority to audit and collect such Taxes.

        3.10.   Litigation.

                Except as set forth in Schedule 3.10, there is no action, suit, proceeding or investigation pending or, to the Company's or the Parent's knowledge, threatened against or involving the Company, its business or the Assets, or against or involving the Parent that relate to or impact the Company, its business or the Assets, at law or in equity, before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality; nor does the Company or the Parent know of any reasonably likely basis for any such action, suit, proceeding or investigation, the result of which could reasonably be expected to have a Material Adverse Effect; nor is there any judgment, decree, injunction, rule or order of any public body or governmental authority outstanding against the Company, its business or the Assets, or against the Parent that relate to or impact the Company, its business or the Assets. None of the actions, suits, proceedings, investigations, judgments, decrees, injunctions, rules or order listed on Schedule 3.10 has had or could reasonably be expected to have a Material Adverse Effect.

        3.11.   Consents, Violations and Authorizations.

                (a) Except as set forth in Schedule 3.11(a), the Company is not a party to or bound by any mortgage, indenture, Lien, deed of trust, lease, agreement, permit, concession, franchise, license, instrument, order, judgment or decree, which would require the consent of another Person to the execution, delivery and performance of this Agreement or the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

                (b) Neither the execution, delivery and performance of this Agreement or the other Transaction Documents by the Company, nor the consummation of the transactions contemplated hereby or thereby will:

                        (i) violate any provision of the Certificate of Incorporation or Bylaws of the Company;

                        (ii) conflict with, or result (immediately or upon the giving of notice or the passage of time or both) in any violation of or default under, or give rise to a right of modification, termination, cancellation or acceleration of any obligation, loss of a benefit under, any mortgage, indenture, lease, instrument, permit, franchise, license or other agreement which the Company or the Assets are parties to, beneficiaries of, or bound by, or, assuming compliance with the HSR Act, violate any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or the Assets, other than such conflicts, violations or defaults or modifications, terminations, cancellations or accelerations which, individually or in the aggregate, would not have a Material Adverse Effect; or

                        (iii) result in an imposition of any Lien (other than Permitted Liens).

                (c) Other than in connection with or in compliance with the provisions of the HSR Act, no notice to, declaration, filing or registration with, or authorization, consent or approval of, or permit from, any domestic or foreign governmental or regulatory body or authority, is required to be made or obtained by the Parent or the Company in connection with the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

        3.12.   Agreements, Contracts, Commitments and Leases.

                Except as set forth in Schedule 3.12, the Company is not a party to any written or, to the best of its knowledge, oral:

                (a) agreement, contract or commitment with any present or former employee or consultant or for the employment of any person, including any consultant;

                (b) agreement, contract or commitment for the purchase of, or payment for, materials, commodities, goods, supplies, products or services, or other real, personal or mixed property, involving annual payments of $50,000 or more;

                (c) agreement, contract or commitment to sell or supply materials, commodities, goods, supplies, products or services, or other real, personal or mixed property, involving annual payments of $50,000 or more;

                (d) agreement, contract or commitment not otherwise required to be listed in Schedule 3.12 and continuing over a period of more than six months from the date hereof or exceeding $50,000 in value;

                (e) distribution, dealer or sales agency agreement, contract or commitment;

                (f) lease under which the Company is either lessor or lessee of real or personal property;

                (g) note, debenture, bond, equipment trust agreement, letter of credit agreement, security agreement, loan agreement or other contract or commitment for the borrowing or lending of money or agreement or arrangement for a line of credit or guarantee, pledge or undertaking of the indebtedness of any other Person;

                (h) agreement, contract or commitment for any capital expenditure or leasehold improvement in excess of $20,000 individually or $100,000 in the aggregate;

                (i) (A) agreement, contract or commitment with any third party limiting or restraining the Company or any successor thereto from engaging or competing in any manner or in any line of business or in any geographic area; or (B) agreement, contract or commitment with any third party limiting or restraining any of the Company's directors, officers or employees within the scope of their responsibilities on behalf of the Company, from engaging or competing in any manner or in any line of business or in any geographic area;

                (j) license or similar agreement with respect to any tangible or intangible property, including without limitation Intellectual Property licensed by or to the Company;

                (k) material agreement, contract or commitment not made in the Ordinary Course of Business;

                (l) agreement, contract or commitment concerning any partnership, joint venture, joint development or other cooperation arrangement;

                (m) confidentiality and non-disclosure agreement, contract or commitment (other than standard non-disclosure forms signed by employees generally, copies of which have been provided to the Buyer);

                (n) agreement, contract or commitment under which the Company has advanced or loaned funds to any Person, including any of the employees of the Company (other than contracts solely relating to expenses advanced to employees in the Ordinary Course of Business);

                (o) agreement, contract or commitment which relate to inventions by employees of the Company (other than standard nondisclosure forms signed by employees generally, copies of which have been provided to the Buyer);

                (p) agreement, contract or commitment relating to Tax or with any governmental entity;

                (q) agreement, contract or commitment between or among the Company, on the one hand, and the Parent or any affiliate of the Company or the Parent or any director, officer or employee of the Company or the Parent, on the other hand; and

                (r) agreement, contract or commitment for the purchase or sale of any business, corporation, partnership, joint venture, association or other business organization or any division, material Assets, operating unit or product line thereof.

                Schedule 3.12 also sets forth (i) all written or oral agreements, contracts or commitments pursuant to which the Parent or an affiliate of the Parent provides materials, commodities, goods, supplies, products or services to the Company and (ii) all written or oral agreements, contracts or commitments to which the Parent or an affiliate of the Parent is a party that relate to or impact the Company, its business or the Assets. The Company has made available to the Buyer true and complete copies of all written agreements, contracts or commitments identified in Schedules 3.9, 3.12, 3.16 and 3.25, together with a complete description of any oral agreement, contract or commitment identified in Schedules 3.9, 3.12,
3.16 and 3.25 (each a "Material Contract").

                Except as otherwise noted in Schedule 3.12, each Material Contract is legal, valid, binding and enforceable against the Company (and, to the knowledge of the Company and the Parent, the other party or parties thereto) in accordance with its terms; the Company is, and to the Company's and the Parent's knowledge, all other parties thereto are, in compliance with the provisions thereof in all material respects; the Company is not, and to the Company's and the Parent's knowledge, no other party thereto is, in default in the performance, observance or fulfillment of any material obligation, covenant or condition contained therein; and no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder. The consummation of the transactions contemplated hereby, with or without the giving of notice or the lapse of time or both, will not give rise to a right of modification, termination, or amendment, or a loss of a benefit under, any Material Contract. No party to any Material Contract has, within the twenty-four months preceding the date hereof, given the Company or the Parent written notice repudiating any provision thereof or indicating an intention to exercise any right of cancellation, termination or non-renewal thereof. Schedule
3.12 specifically identifies as such all Material Contracts pursuant to which the Company has granted exclusive rights with respect to the distribution, sale or other use of any products, services, the Company's Intellectual Property or other Assets.

        3.13.   Assets.

                All buildings, structures, equipment and other material items of tangible property and assets included in the Assets of the Company, including fixtures, are in good operating condition and repair, subject to normal wear and maintenance, are useable in the Ordinary Course of Business and conform in all material respects to all applicable laws, ordinances, codes, rules, and regulations relating to their use and operation other than as set forth in
Schedule 3.13. Except as set forth on Schedule 3.13, the Company has good and marketable title to, or a valid leasehold interest in, all of the Assets of the Company, free and clear of all Liens other than Permitted Liens and Liens in favor of the Senior Lenders and the Subordinated Lenders, which Liens shall be released on or prior to the Closing. No Person other than the Company owns the Assets situated on the premises of the Company or necessary to the operation of its business, except for items leased pursuant to leases disclosed in Schedule
3.13 and for items of immaterial value. All leases relating to the Assets of the Company are in good standing and are valid, binding and enforceable in accordance with their respective terms and there does not exist under any such lease any default or any event which with notice or lapse of time or both would constitute a default. The Assets constitute all of the assets used in or necessary to conduct the Company's business in accordance with past practices and as presently conducted.

        3.14.   Inventory.

                Except as set forth on Schedule 3.14, all inventory of the Company, including without limitation raw materials, work in process and finished goods reflected in the Financial Statements or acquired since the Balance Sheet Date, was acquired and has been maintained in the Ordinary Course of Business; is of good and merchantable quality; is not subject to any write-down or write-off not consistent with past practice; is of a quality and quantity readily useable or saleable in the Ordinary Course of Business within a reasonable period of time; and are in quantities sufficient for the Ordinary Course of Business of the Company. Except as set forth on Schedule 3.14, all such inventories are owned by the Company free and clear of any and all Liens.

        3.15.   Accounts Receivable.

                Except as set forth on Schedule 3.15, all of the accounts receivable of the Company, including those reflected in the Financial Statements, and all accounts receivable of the Company which have arisen since the Balance Sheet Date (except such accounts receivable as have been collected since the Balance Sheet Date), reflect valid obligations due to the Company for the payment of goods or services provided by the Company and arose out of arm's-length transactions; there are no rights of set-off or claims against such accounts receivable possessed by the account debtors of the Company; and such accounts receivable are reasonably anticipated to be paid in the normal course less any recorded allowance for collection losses. The allowance for collection losses reflected in the Financial Statements has been determined using GAAP, consistently applied.

        3.16.   Intellectual Property.

                (a) Schedule 3.16 (a) contains a complete and accurate list of all foreign and domestic patents and patent applications, trademarks, service marks, trade names, material copyrights and foreign and domestic registrations and applications for registration of copyrights, trademarks, service marks, trade names, trade dress and domain names used or held for use by the Company in the conduct of its business.

                (b) Schedule 3.16 (b) contains a complete and accurate list of all material licenses, sublicenses, consents and other agreements (whether written or otherwise) (i) pertaining to any patents and patent applications, trademarks, service marks, trade names, trade dress, copyrights, trade secrets, inventions and technology (whether or not patentable), know-how or other confidential and proprietary information, domain names, computer software (other than "shrink wrap" and similar standard end-user licenses for widely available, commercial software), or other Intellectual Property rights used by the Company in the conduct of its business, and (ii) by which the Company licenses or otherwise authorizes a third party to use any of the Company's Intellectual Property. The consummation of the transactions contemplated under this Agreement, with or without the giving of notice or the lapse of time or both, do not and will not trigger any provision under any license agreement to permit the termination of such agreement by the licensor, permit the renegotiation of any terms, including without limitation the amount of any commission, royalty or other fee(s) payable under such agreement, restrict, in any material way, the Buyer's use of such Intellectual Property in the business subsequent to the Closing Date or trigger any rights in the Company's Intellectual Property.

                (c) Except as set forth in Schedule 3.16(c), the business operations of the Company as currently conducted do not infringe, dilute, misappropriate, or otherwise violate the intellectual property rights of any third party in any material respect, or, to the knowledge of the Parent and the Company, constitute unfair competition or trade practices under the laws of any jurisdiction. Except as set forth in Schedule 3.16(c), neither the Parent nor the Company has received any notice asserting, and neither the Parent nor the Company has knowledge of any claim being asserted by any third party, that the operations of the Company infringe, misappropriate or otherwise violate the intellectual property rights of such third party. Except as set forth in
Schedule 3.16(c), the Company has not asserted claims that a third party has infringed any Intellectual Property owned by the Company.

                (d) Except as set forth in Schedule 3.16(d), all of the patents, trademark and service mark registrations, copyright registrations, and domain name registrations indicated in Schedule 3.16(a) are in full force, are held of record in the name of the Company free and clear of all Liens, are not the subject of any cancellation or reexamination proceeding or any other proceeding challenging their extent or validity.

                (e) Both the Parent and the Company have taken all appropriate steps that are required or necessary to protect the Company's rights in all material trade secrets, know-how or other confidential or proprietary information of the Company or provided by any Person to the Company, including without limitation, limiting the disclosure and use of such information pursuant to appropriate confidentiality agreement and taking reasonable steps to ensure that such information is not improperly disclosed by past or present employees or consultants.

                (f) Except as set forth in 3.16(f), (i) the Company owns or possesses the right to use, including without limitation the right to modify and create derivative works of, the design, content, and all Intellectual Property rights associated with and contained in the Company's web site (http://www.norcoinc.com) and (ii) the Company owns all right, title and interest in the design and content of the web site free and clear of all claims, including without limitation claims or rights of joint owners and employees, agents, consultants or other parties involved in the development, creation, maintenance or enhancement of the web site.

        3.17.   Insurance.

                The Parent maintains in effect insurance covering the Company, the Assets, and any liabilities relating thereto in the amounts and coverages set out in Schedule 3.17. Such insurance provides, and during its term has provided, coverage to the extent and in the manner as may be or may have been required by law and by any and all Material Contracts. The Company is not in material default under any of such policies or binders, and since July 28, 1998, the Company has not failed to give any notice or to present any material claim under any such policy or binder in a due and timely fashion. Since July 28, 1998, no insurer has refused, denied or disputed coverage of any material claim made thereunder. Except as set forth on Schedule 3.17, no insurer has advised the Parent or the Company in writing that it intends to reduce coverage or increase any premium in any material respect or fail to renew any existing policy or binder. All such policies and binders are in full force and effect.

        3.18.   Compliance with Law.

                The Company (i) is, except as set forth in Schedule 3.22, in compliance in all material respects with all applicable domestic or foreign laws, ordinances, regulations and orders, including without limitation any applicable building, zoning, health, sanitation, safety, labor relations or similar laws, ordinances, regulations or orders, (ii) has not received any complaint or notice of violation from any governmental authority in the past three (3) years which has not been addressed by the Company and, to the Company's and the Parent's knowledge, none is threatened alleging that the Company has violated any such law, ordinance, regulation or order, and (iii) has not received any notice from any governmental authority of any pending proceeding to take all or any part of the Company's real properties (whether leased or owned) by condemnation or right of eminent domain and, to the Company's and the Parent's knowledge, no such proceeding is threatened. The Company owns and possesses all licenses, permits and other authorizations required by law, each of which is currently valid and in full force and effect and necessary to carry on the business of the Company as it is presently conducted. Such licenses, permits and other authorizations are listed on
Schedule 3.18. Except as disclosed on Schedule 3.18, to the knowledge of the Parent and the Company, as of the date of this Agreement, no competitor of the Company has obtained a Parts Manufacturer Approval (PMA) from the Federal Aviation Administration of the Department of Transportation for any product that competes with any product currently offered by the Company with annual sales volume in excess of $5,000.

        3.19.   Employee Benefit Plans.

                (a) Schedule 3.19(a) sets forth a true and complete list of all employee benefit plans, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), and all other fringe benefit plans (of whatever type) maintained or contributed to by the Company, or with respect to which the Company has any liability (collectively, "Benefit Plans") for the benefit of any of its employees, directors, and consultants.

                (b) Each Benefit Plan complies in all material respects currently, and has complied in all material respects in the past, with all applicable law.

                (c) The Company does not maintain any plan that provides (or will provide) medical or death benefits to one or more former employees (including retirees), other than benefits that are required to be provided pursuant to Section 4980B of the Code or state law continuation coverage or conversion rights and benefits disclosed in Schedule 3.12.

                (d) The Company does not maintain and neither contributes nor is required to contribute to any Benefit Plan that is subject to Title IV of ERISA or Section 412 of the Code, or that is a "Multiemployer Plan" (as defined in Section 4001(a)(3) of ERISA). In addition, neither the Parent nor any other employer (an "ERISA Affiliate") that is, or at any relevant time was, together with the Company, treated as a "single employer" under section 414(b), 414(c) or 414(m) of the Code has:

                        (i) incurred any material liability to the Pension Benefit Guaranty Corporation ("PBGC") or otherwise with respect to any employee pension benefit plan (as defined by Section 3(3) of ERISA), subject to Title IV of ERISA, other than for the payment of premiums, all of which have been paid when due, including, without limitation, any liability under Section 4062, 4063 or 4064 of ERISA; or

                        (ii) been required to contribute to or incurred any withdrawal liability, within the meaning of Section 4201 of ERISA to any multiemployer plan, as defined by Section 3(37) of ERISA, including any potential withdrawal liability arising from a transaction described in Section 4204 of ERISA, that could reasonably be expected to be or become a liability of the Buyer or to subject any Asset to any Lien.

                (e) There are no (i) investigations, proceedings or lawsuits, either currently in progress or threatened, relating to any Benefit Plan, by any administrative agency, whether local, state or federal or (ii) pending or threatened lawsuits or other claims (other than routine claims for benefits under the plan and qualified domestic relations orders) against or involving (A) any Benefit Plan or (B) any fiduciary of such plan (within the meaning of Section 3(21)(A) of ERISA) brought on behalf of any participant, beneficiary, or fiduciary thereunder, nor is there any reasonable basis for any such claim, other than those that could not reasonably be expected to be or become a liability of the Buyer or to subject any Asset to any Lien.

        3.20.   Labor Matters.

                The Company is not a party to any collective bargaining agreement or other labor contract. The Company does not know of any activity or proceedings of any labor union to organize any employees of the Company, or of any strikes, slowdowns, work stoppages, lockouts or threats thereof, by or with respect to any of such employees. There is no unfair labor practice charge or complaint pending or, to the knowledge of the Parent and the Company, threatened that relates to the Company. Since July 28, 1998, there have been no labor troubles involving employees of the Company nor are there any current union representation questions involving such employees. The Company is in compliance in all material respects with all requirements of applicable domestic and foreign laws and regulations governing employee relations, including without limitation, anti-discrimination laws, wage and hour laws, labor relations laws and occupational safety and health laws, and no suits, charges or administrative proceedings relating to any such law or regulation are pending or, to the Company's and the Parent's knowledge, have been threatened.

        3.21.   Fees, Commissions and Expenses.

                The Company is not liable for or obligated to pay any brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement.

        3.22.   Environmental Laws and Regulations.

                (a)     Definitions. The following terms, when used in this
Section 3.22, shall have the following meanings:

                        (i) "Company" for purposes of this Section 3.22 includes (A) all persons directly or indirectly controlled by the Company, (B) all partnerships, joint ventures and other entities or organizations in which the Company was at any time or is a partner, joint venturer, member or participant, and (C) all predecessor or former corporations, partnerships, joint ventures, organizations, businesses or other entities, whether in existence as of the date hereof or at any time prior to the date hereof, the assets or obligations of which have been acquired or assumed by the Company or to which the Company has succeeded;

                        (ii) "Release" means any release, threatened release, discharge, dumping, injection, deposit, spill, leak, presence in an uncontained state, migration, leeching, or emission into the environment or the workplace of any Hazardous Waste, and otherwise as defined in any Environmental Law;

                        (iii) "Environmental Conditions" mean the Release of any Hazardous Waste (whether or not such Release constitutes or at the time thereof constituted a violation of any Environmental Law) as a result of which the Company has or may become liable to any Authority or Person or by reason of which the business or any of the assets of the Company may suffer or be subjected to any lien or liability;

                        (iv) "Environmental Law" means any foreign, federal, state, district, local or municipal, law, statute, regulation, ordinance, order, judgment, decree, common law theory or reported decision of any state or federal court, in any case relating to pollution, remediation or protection of the environment, or health and safety matters, including without limitation any such laws or other matters relating to (i) releases or threatened releases of materials constituting Hazardous Wastes into the environment (including, without limitation, ambient air, surface water, land surface or subsurface strata) or into any building or structure; (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Wastes; or
(iii) employee protection from exposure to Hazardous Wastes.

                        (v) "Environmental Permits" means all licenses, permits, certificates, approvals and other governmental authorizations, agreements with local wastewater treatment facilities, or other enforceable commitments under Environmental Laws or otherwise relating to Hazardous Wastes.

                        (vi) "Hazardous Wastes" means PCBs, petroleum, petroleum-based products and any materials defined as hazardous substances, hazardous materials, hazardous wastes, toxic substances, or solid wastes under any Environmental Law, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act, as amended, and the Hazardous Materials Transportation Act.

                        (vii) "Site" means any real property now or previously owned, leased or operated by the Company or any predecessor thereof.

                        (viii) "Remediation" means any and all investigative, mitigation, containment, removal, monitoring, and cleanup activity consistent with and/or required by the provisions of Section 22a- 133k-1, et seq., of the Regulations of Connecticut State Agencies, as they may be amended from time to time through the date hereof or other Environmental Laws.

                (b) Compliance. Except as specifically disclosed in Schedule 3.22(b), the Company and each Site is and has been in compliance with all, and the Company has no liability under any, Environmental Laws.

                (c) Releases and Environmental Conditions. Except as specifically disclosed in Schedule 3.22(c), no Release has occurred at any Site, and there are no present or past Environmental Conditions in any way relating to the Company, any Site, or the business of the Company.

                (d) Environmental Reports. The Company has provided the Buyer with copies of all environmental studies, reports and audits, including asbestos surveys, in its possession relating to any Environmental Condition of the Company and the compliance with Environmental Laws.

                (e) Cost Estimates. Schedule 3.22(e) sets forth, to the extent prepared by or on behalf of the Company, cost estimates and a time schedule for completion of all Remediation necessary to address the soil and groundwater contamination identified in the reports referred to in subsection
(d) above and to obtain a covenant not to sue under the Connecticut General Statutes.

                (f) Potentially Responsible Party. Except as specifically disclosed in Schedule 3.22(f), the Company has not been identified as a potentially responsible party with respect to any federal, state, or local environmental clean-up site or with respect to investigations or corrective actions under any Environmental Law.

                (g)     Notice of Violation. Except as specifically disclosed in
Schedule 3.22(g), the Company has not received notice of any alleged, actual or threatened, inquiry, investigation or administrative or judicial proceeding regarding (x) any use, handling, storage, treatment, generation, manufacture ("Management"), or Release by the Company or at any Site or other location for which the Company could be liable, or (y) any violation of or non-compliance by the Company with the provisions of any Environmental Law or Environmental Permit. Except as so disclosed, the Company has not received any notice of any other claim, demand or action by any governmental, regulatory or administrative body, agency or authority or any person alleging any actual or threatened injury or damage to any person, property, or the environment arising from or relating to any Release by the Company of any Hazardous Waste or violation by the Company of any Environmental Law.

                (h) There are no consent decrees, consent orders, judgments, judicial or administrative orders, or liens, by any governmental authority, or use or, except as specifically disclosed in Schedule 3.22(h), deed restrictions affecting any Site relating to Environmental Conditions, any of which regulate, obligate or bind the Company, nor is the Company aware of any facts that would lead to such.

        3.23.   Real Property.

                Schedule 3.23 lists all Owned Real Property. The Company is in actual, exclusive possession of all of its real property and has good, marketable and indefeasible fee simple title to its real property set forth on
Schedule 3.23, free and clear of all Liens, tenancies, easements and encroachments (from or onto property) except for (a) Liens disclosed on Schedule
3.23 and (b) Permitted Liens. The Company has delivered to the Buyer complete and correct copies of all existing title insurance policies held by the Company, and all surveys possessed by the Company with respect to the real property listed on Schedule 3.23 (and, to the knowledge of the Company and the Parent, such surveys are accurate in all material respects).

        3.24.   Product Warranties.

                There are no product warranties applicable to products sold by the Company except the express warranties which are set forth in written agreements between the Company and its customers and such warranties as are imposed by applicable law. Except as set forth in Schedule 3.24, no events have occurred since the Balance Sheet Date or facts exist which would result in a material increase in product warranty expenses or claims. Each of the products produced or sold by the Company is, and at all times up to and including the sale thereof, has been, (i) in compliance in all material respects with all applicable federal, state, local and foreign laws and regulations, (ii) manufactured in conformance with the agreed specifications and drawings applicable to such product and (iii) fit for the ordinary purposes for which it is intended to be used. Each of such products bears such warnings and, when delivered, instructions, as are required by applicable laws, rules and regulations and as is consistent with current industry practice.

        3.25.   Transactions with Affiliates; Intercompany Accounts.

                (a) Except as set forth in Schedule 3.25(a), neither the Parent nor any affiliate of the Company or the Parent or any director, officer or employee of the Company or the Parent is involved in any arrangement or transaction with the Company (whether written or oral) (none of which shall survive the Closing, except as set forth in Schedule 3.25(a)), or owns any property or right, tangible or intangible, which is used by the Company or is necessary for the conduct by the Company of its business.

                (b) Except as set forth in Schedule 3.25(b), as of December 29, 2002, there were no intercompany receivables or payables between the Parent or any affiliate of the Parent, on the one hand, and the Company, on the other hand.

                (c) Schedule 3.25(c) sets forth (i) the assets, liabilities, income and expenses of the Parent (and the amounts thereof) allocated to the Company and (ii) the assets, liabilities, income and expenses of the Company (and the amounts thereof) allocated to the Parent.

                (d) Schedule 3.25(d) sets forth (i) all written or oral agreements, contracts or commitments pursuant to which the Parent or an affiliate of the Parent provides materials, commodities, goods, supplies, products or services to the Company (and the amounts related thereto) (the "Parent-to-Company Contracts") and (ii) all written or oral agreements, contracts or commitments pursuant to which the Company provides materials, commodities, goods, supplies, products or services to the Parent or an affiliate of the Parent (and the amounts related thereto) (the "Company-to-Parent Contracts"). Other than pursuant to the Parent-to-Company Contracts and the Company-to-Parent Contracts set forth in Schedule 3.25(d), neither the Parent nor an affiliate of the Parent provides to the Company, and the Company does not provide to the Parent or an affiliate of the Parent, any materials, commodities, goods, supplies, products or services.

        3.26.   Indebtedness.

                Except as set forth in the balance sheet contained in the Interim Financial Statements, the Company has no long-term liabilities or Indebtedness for borrowed money or for the deferred purchase price of property or services (other than trade payables and other accrued current liabilities incurred in the Ordinary Course of Business), or capital lease obligations, conditional sale or other title retention agreements. Except as set forth on
Section 3.26, the Company is not a guarantor or otherwise liable for any liability or obligation of any other Person.

                "Indebtedness" shall mean, with respect to any Person, (a) all indebtedness of such Person, whether or not contingent, for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all obligations of such Person to purchase, redeem, retire or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid accrued and unpaid dividends, (h) all Indebtedness of others referred to in clauses (a) through (f) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person, and
(i) all Indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

        3.27.   No Illegal Payments, etc.

                Neither the Parent nor the Company, nor any of their respective Representatives, has (a) directly or indirectly given or agreed to give any gift, contribution, payment or similar benefit to any distributor, supplier, customer, governmental official or employee or other Person who was, is or may be in a position to help or hinder the Company which is prohibited by applicable law, or (b) established or maintained any unrecorded fund or asset or made any false entries on any books or records.

        3.28.   Books and Records.

                The records of the Company accurately reflect the record and registered ownership of all of the Stock. The other books and records of the Company, including financial records, minute books, books of account and Corporate Records, are complete and accurate in all material respects and have been maintained in accordance with sound business practice and, in all material respects, laws and other requirements.

        3.29.   Due Consideration.

                The sale of the Assets pursuant to this Agreement is not being made with the actual intent to hinder, delay or defraud any Person to which the Parent or the Company is indebted or any Person to which the Parent or the Company may become indebted. Each of the Parent and the Company has valid business reasons for selling the Assets. The Parent and the Company, after an auction process for the Company during which offering memoranda and due diligence materials were provided to potential buyers and bids were received, and such bids were compared and evaluated, have concluded that the Purchase Price constitutes reasonably equivalent value for the Assets. The Parent and the Company have delivered to the Buyer those resolutions of the Boards of Directors of the Parent and the Company that conclude that the Purchase Price constitutes reasonably equivalent value for the Assets. Neither the Parent nor the Company is engaged in business or a transaction, or is about to engage in business or a transaction, for which any property remaining with the Parent or the Company, as the case may be, is or will be unreasonably small capital, and neither the Parent nor the Company intends to incur, and has not incurred, debts beyond its ability to pay as they mature or as the Parent or the Company, as the case may be, expects to otherwise come due and payable. The Boards of Directors of the Parent and the Company have not authorized, and do not intend to authorize, any bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy or insolvency law, nor have the Boards of Directors authorized the officers of the Parent or the Company to take any action with respect to any bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy or insolvency law.

        3.30.   No Material Omission.

                Neither this Agreement nor the schedules hereto, nor any other Transaction Document, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained therein or herein not misleading.

        3.31.   Exclusivity of Representations.

                The representations and warranties made by either or both the Parent and the Company in this Agreement or any other Transaction Document are in lieu of (and are exclusive of) any other representations and warranties by the Parent and/or the Company, or any officer, employee or agent of the Parent or the Company, express or implied. The Parent and the Company each hereby disclaim any such other representations or warranties (express or implied), notwithstanding any delivery or disclosure of any documents or other information (other than the Transaction Documents) to the Buyer, its officers, directors, employees, agents or representatives or any other person.

            ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF THE BUYER

                The Buyer represents and warrants to and agrees with the Company and the Parent that as of the date hereof and as of the Closing Date:

        4.1.    Due Authorization and Execution.

                The Buyer has the necessary corporate power and authority to enter into this Agreement and the other Transaction Documents, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The Board of Directors of the Buyer has duly authorized and approved the execution and delivery of this Agreement and the other Transaction Documents, the consummation of the transactions contemplated hereby and thereby and the performance of the Buyer's obligations hereunder and thereunder. No other corporate proceedings on the part of the Buyer are necessary to authorize this Agreement and the consummation of such transactions. This Agreement has been, and the other Transaction Documents will be, duly and validly executed and delivered by the Buyer and, assuming due execution and delivery by the parties hereto and thereto, constitute valid and binding obligations of the Buyer enforceable against it in accordance with their terms.

        4.2.    Organization of the Buyer.

                The Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to conduct its business as it is presently being conducted and to own and lease its properties and assets.

        4.3.    Consents, Violations and Authorizations.

                (a) Neither the execution, delivery and performance of this Agreement or the other Transaction Documents by the Buyer, nor the consummation of the transactions contemplated hereby or thereby will:

                        (i) violate any provision of the Certificate of Incorporation or Bylaws of the Buyer; or

                        (ii) assuming compliance with the HSR Act, violate any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Buyer or its assets, other than such violations which, individually or in the aggregate, would not have a material adverse effect on the Buyer.

                (b) Other than in connection with or in compliance with the provisions of the HSR Act, no authorization, consent or approval of, or filing with, any public body or governmental authority is necessary for the consummation by the Buyer of the transactions contemplated by this Agreement and the other Transaction Documents.

        4.4.    Fees, Commissions and Expenses.

                The Buyer has paid or shall duly pay any brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement which it has contracted to pay.

                 ARTICLE V - CONDUCT OF BUSINESS PENDING CLOSING

                From the date of this Agreement until the Closing, each of the Parent and the Company covenants that, except as otherwise consented to in writing by the Buyer (which consent shall not be unreasonably withheld with respect to Section 5.7 and Section 5.12 to the extent it relates to an action contemplated by Section 5.7), it shall either satisfy or cause to be satisfied the following:

        5.1.    Ordinary Course.

                The Company shall, and the Parent shall cause the Company to, carry on its business in the ordinary course in substantially the same manner as heretofore conducted and shall use its best efforts to (i) preserve intact the business organization of the Company, (ii) retain the services of the present officers, employees and agents of the Company, (iii) maintain good business relationships with third parties having business dealings with the Company including, without limitation, the Key Customers and Key Suppliers, (iv) maintain in effect insurance covering the Company, the Assets, and any liabilities relating thereto in the amounts and coverages set out in Schedule
3.17 and (v) maintain all existing permits.

        5.2.    No Acquisitions.

                The Company shall not, and the Parent shall cause the Company not to, acquire or agree to acquire a material portion of the assets, capital stock or ownership interest of any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets which are material in the aggregate to its business.

        5.3.    No Dispositions.

                The Company shall not, and the Parent shall cause the Company not to, sell, lease or otherwise dispose of any of the Assets except in the Ordinary Course of Business.

        5.4.    Employees.

                The Company shall not, and the Parent shall cause the Company not to, grant any material increase in the compensation payable to any of its Representatives or any material benefit increase in any Benefit Plan, except for increases made in the Ordinary Course of Business and increases arising from Material Contracts.

        5.5.    Mortgages, Liens and Other Encumbrances.

                The Company shall not, and the Parent shall cause the Company not to, create, assume or incur any Lien of any kind other than immaterial Liens incurred in the Ordinary Course of Business and Permitted Liens.

        5.6.    Material Agreements.

                The Company shall not, and the Parent shall cause the Company not to, (i) enter into, amend, modify, supplement or terminate any written or oral agreement, contract or commitment to provide materials, commodities, goods, supplies, products or services (collectively, the "Customer Contracts"), involving annual payments of $100,000 or more, or (ii) enter into, amend, modify, supplement or terminate any Customer Contracts involving annual payments of less than $100,000 that is outside the Ordinary Course of Business, or (iii) enter into, amend, modify, supplement or terminate any agreement, contract or commitment, other than the Customer Contracts, except in the Ordinary Course of Business.

        5.7.    Capital Expenditures.

                The Company shall not, and the Parent shall cause the Company not to, make or commit to any capital expenditures or commitments exceeding $20,000 individually or $100,000 in the aggregate.

        5.8.    Distributions.

                The Company shall not, and the Parent shall cause the Company not to, declare or pay any dividend or other distribution to its shareholders.

        5.9.    No Stock Issuances.

                The Company shall not, and the Parent shall cause the Company not to, issue, or agree to issue, any shares of its capital stock or other securities or any rights, options, warrants, subscription rights, conversion rights or other agreements or commitments for the purchase or acquisition of any shares of its capital stock or other securities.

        5.10.   No Charter Amendments.

                The Company shall not, and the Parent shall cause the Company not to, amend its Certificate of Incorporation or By-Laws.

        5.11.   Representations and Warranties.

                The Company and the Parent shall not, and the Parent shall cause the Company not to, without the prior written consent of the Buyer, to take or omit to take any action which if taken or omitted prior to the date hereof would constitute a breach of any representations or warranties of the Company or the Parent set forth in this Agreement, or which would result in any of the occurrences or events set forth in Section 3.7 hereof.

        5.12.   Agreements.

                The Company shall not, and the Parent shall cause the Company not to, commit or agree, whether in writing or otherwise, to take any action prohibited by this Article V.

             ARTICLE VI - CONDITIONS TO THE OBLIGATIONS OF THE BUYER

                The obligations of the Buyer hereunder are subject to fulfillment or satisfaction at or prior to the Closing of each of the following conditions (any one or more of which may be waived by the Buyer but only in writing):

        6.1.    Representations and Warranties of the Company and the Parent.

                All representations and warranties of the Company and the Parent contained in this Agreement and the other Transaction Documents (i) that are qualified by materiality or Material Adverse Effect shall be true and correct as of the date of this Agreement and as of the Closing with the same effect as though such representations and warranties were made at and as of the Closing and (ii) that are not so qualified by materiality or Material Adverse Effect shall be true and correct as of the date of this Agreement and true and correct in all material respects as of the Closing with the same effect as though such representations and warranties were made at and as of the Closing, except insofar as such representations and warranties are specifically made as of an earlier stated date or period of time (which only need be true and correct as of such date or time); the Company and the Parent shall have performed and satisfied in all material respects all covenants, conditions and agreements required or contemplated by this Agreement to be performed by either of them prior to or at the Closing Date; and at the Closing, there shall be delivered to the Buyer a certificate(s) signed by authorized officers of the Parent and the Company, to such effect.

        6.2.    Opinion of Counsel for the Company and the Parent.

                The Buyer shall have received from counsel for the Company and the Parent, an opinion in form and substance satisfactory to the Buyer dated as of the Closing covering the matters set forth in Exhibit C.

        6.3.    Absence of Litigation or Investigation.

                No preliminary or permanent injunction, order, statute, rule, regulation, executive order, stay, decree or judgment of any court or governmental agency or instrumentality shall have been issued, entered, enacted, promulgated or enforced and remain in effect which restrains, prohibits or prevents the consummation of the transactions contemplated by this Agreement.

        6.4.    Requisite Regulatory Approvals.

                All permits, authorizations, consents, approvals and waivers as may be required by any regulatory authority having jurisdiction over the parties or the subject matter hereof or actions herein proposed to be taken, including the approval of the Federal Trade Commission or

Department of Justice with regard to HSR Act filings, shall have been obtained. The applicable waiting period, including any extension thereof, under the HSR Act shall have expired.

        6.5.    Consents.

                (a) The Company shall have received (and furnished to the Buyer evidence thereof reasonably satisfactory to the Buyer) (i) any and all necessary or required approvals and consents from all third parties (including, without limitation, under Material Contracts) necessary or required to complete the transactions contemplated hereby on terms reasonably satisfactory to the Buyer, and (ii) any and all consents under those Material Contracts, the absence of which consent, with or without the giving of notice or the lapse of time or both, would give rise to a right of modification, termination or amendment or a loss of a benefit under such Material Contract (and, in each case, such approvals and consents shall not have expired or been withdrawn as of the Closing Date).

                (b) Without in any way limiting Section 6.5(a) hereof, the Company shall have received (and furnished to the Buyer evidence thereof reasonably satisfactory to the Buyer) any and all consents under each of the following agreements:

                        (i) The License Agreement, dated February 9, 1990, between the Company and CVN Systems, Inc., as amended;

                        (ii) The Actuator Product Supply Agreement, dated February 9, 1990, between the Company and CVN Systems, Inc., as amended;

                        (iii) The Proprietary Norco Drive Mechanism Supply Agreement, dated February 9, 1990, between the Company and CVN Systems, Inc., as amended; and

                        (iv) The Drive Mechanism Standby License Agreement, dated February 9, 1990, between the Company and CVN Systems, Inc., as amended.

        6.6.    Authorization Documents.

                The Buyer shall have received certificates from each of the Company and the Parent, dated the Closing Date, duly executed by authorized officers of the Company and the Parent, certifying as to: (i) the attached copy of the resolutions of the Board of Directors of the Company and the Parent, authorizing and approving the execution, delivery and performance of, and the consummation of the transactions contemplated by, this Agreement and the other Transaction Documents, and stating that the resolutions thereby certified have not been amended, modified, revoked or rescinded; and (ii) the incumbency, authority and specimen signature of each officer of the Company and the Parent, executing this Agreement and the other Transaction Documents.

        6.7.    Material Adverse Effect.

                There shall not have occurred after the date hereof any Material Adverse Effect, and at the Closing, there shall be delivered to the Buyer a certificate(s) signed by authorized officers of the Parent and the Company, to such effect.

        6.8.    Audited Financial Statements.

                The Parent and the Company shall have delivered to the Buyer audited consolidated balance sheet and statements of income and cash flows as of and for the fiscal year ended March 31, 2002 for the Company that reflect assets, liabilities, income, losses and expenses that are each consistent with those set forth on the unaudited financial statements for the fiscal year ended March 31, 2002, except for any inconsistencies that do not, in the aggregate, have a Material Adverse Effect.

        6.9.    Release from Indebtedness.

                All Indebtedness of the Company outstanding on the Closing Date (together with all interest accrued thereon through the Closing Date and any prepayment premiums, penalties or fees) shall have been repaid or the Assets shall have been released from all such Indebtedness prior to or at Closing. Prior to or at Closing, the creditors under any Indebtedness of the Company or the Parent shall have terminated and released all Liens of any kind on the Assets of the Company securing such Indebtedness. The Buyer shall have received copies of such payoff letters and other evidences of termination and release as are reasonably satisfactory to the Buyer.

        6.10.   Assignment of Contracts.

                The Parent shall have validly assigned to the Buyer all agreements, contracts or commitments to which the Parent is a party that relate to the Business or the Assets, including without limitation, all confidentiality agreements to which the Parent is a party that relate to the Company, its business or the Assets, but excluding (i) the Stock Purchase Agreement, dated as of July 25, 1998, among Norco, Inc., each of the shareholders of Norco, Inc. and TransTechnology Corporation and (ii) the Environmental Agreement, dated as of July 28, 1998, among each of the shareholders of Norco, Inc., and TransTechnology Corporation (collectively, the "Environmental Indemnification Agreements").

        6.11.   Lease.

                The Buyer and the Company shall have entered into a lease agreement with respect to the real property owned by the Company located at 139 Ethan Allen Highway, Ridgefield, Connecticut, in form and substance reasonably satisfactory to the Buyer and the Company. Such lease agreement shall be for a twelve (12) month term at a rate of $180,000 per annum and the Buyer shall have an option to buy such real property at the end of such term for $1,800,000. In the event the Buyer fails to exercise such option, the Buyer shall have six (6) months in which to vacate such real property and pay $90,000 in rent for such six month period.

        6.12.   Trademarks.

                (a) The Company shall have delivered to the Buyer a written confirmation reasonably satisfactory to the Buyer from Flennor, Inc. and Walther Flenders stating that the

Buyer has a royalty-free, worldwide license from Flennor, Inc. and Walther Flenders to permit the Buyer to use the FLENNOR trademark in the Business as currently conducted or as proposed to be conducted.

                (b) The Company shall have executed and filed or cause to be executed and filed in the United States Patent and Trademark Office and shall have delivered to the Buyer all appropriate documentation as may be necessary to effectuate and record the assignment of the trademarks FN (and design) (Reg. No. 1,358,860) and FLENNUT (Reg. No. 2,004,333) from Flennor, Inc. to Norco, Inc.

        6.13.   Fairness and Solvency Opinions.

                The Parent and the Company shall have delivered to the Buyer a fairness and solvency opinion, in form and substance reasonably satisfactory to the Buyer, of Houlihan Lokey Howard & Zukin Advisors, Inc. with respect to the financial terms of the transactions contemplated hereunder and the solvency of the Parent and the Company. All costs and expenses of obtaining such fairness opinion shall be borne by the Parent and the Company. The reasonable costs and expenses of obtaining such solvency opinion shall be borne by the Buyer.

        6.14.   Delivery of Documents.

                The documents described in Section 12.2 of this Agreement shall have been delivered.

           ARTICLE VII - CONDITIONS TO THE OBLIGATIONS OF THE COMPANY

                The obligations of the Company hereunder are subject to the fulfillment or satisfaction at or prior to the Closing of each of the following conditions (any one or more of which may be waived by the Company, but only in writing):

        7.1.    Representations and Warranties of the Buyer.

                All representations and warranties of the Buyer contained in this Agreement and the other Transaction Documents (i) that are qualified by materiality shall be true and correct as of the date of this Agreement and as of the Closing with the same effect as though such representations and warranties were made at and as of the Closing and (ii) that are not so qualified by materiality shall be true and correct as of the date of this Agreement and true and correct in all material respects as of the Closing with the same effect as though such representations and warranties were made at and as of the Closing, except insofar as such representations and warranties are specifically made as of an earlier stated date or period of time (which only need be true and correct as of such date or time); the Buyer shall have performed and satisfied in all material respects all covenants, conditions and agreements required or contemplated by this Agreement to be performed by it prior to or at the Closing Date; and at the Closing, there shall be delivered to the Company a certificate signed by an authorized officer of the Buyer to such effect.

        7.2.    Opinion of Counsel for the Buyer.

                The Company shall have received from counsel for the Buyer an opinion in form and substance satisfactory to the Company dated as of the Closing covering the matters set forth in Exhibit D.

        7.3.    Absence of Litigation or Investigation.

                No preliminary or permanent injunction, order, statute, rule, regulation, executive order, stay, decree or judgment of any court or governmental agency or instrumentality shall have been issued, entered, enacted, promulgated or enforced and remain in effect which restrains, prohibits or prevents the consummation of the transactions contemplated by this Agreement.

        7.4.    Requisite Regulatory Approvals.

                All permits, authorizations, consents, approvals and waivers as may be required by any regulatory authority having jurisdiction over the parties or the subject matter hereof or actions herein proposed to be taken, including the approval of the Federal Trade Commission or Department of Justice with regard to HSR Act filings, shall have been obtained. The applicable waiting period, including any extension thereof, under the HSR Act shall have expired.

        7.5.    Authorization Documents.

                The Company shall have received a certificate from the Buyer, dated the Closing Date, duly executed by an authorized officer of the Buyer, certifying as to: (i) the attached copy of the resolutions of the Board of Directors of the Buyer, authorizing and approving the execution, delivery and performance of, and the consummation of the transactions contemplated by, this Agreement and the other Transaction Documents, and stating that the resolutions thereby certified have not been amended, modified, revoked or rescinded; and
(ii) the incumbency, authority and specimen signature of each officer of the Buyer, executing this Agreement and the other Transaction Documents.

        7.6.    Delivery of Documents, Payments.

                The documents and payments described in Section 12.2 of this Agreement shall have been delivered.

                    ARTICLE VIII - SURVIVAL; INDEMNIFICATION

        8.1.    Survival of Representations, Warranties and Covenants.

                The representations and warranties contained in Articles II, III and IV of this Agreement shall survive the Closing hereunder and shall continue in effect notwithstanding any knowledge of, or any investigation by or on behalf of, the Buyer, the Company or the Parent, as the case may be, until eighteen
(18) months following the Closing Date, except that (a) the representations and warranties set forth in Section 3.22 (Environmental Laws and Regulations) shall survive until five (5) years following the Closing Date, (b) the representations and warranties set forth in Sections 3.9 (Taxes), 3.18 (Compliance with Law) and
3.19 (Employee Benefit Plans) shall survive until the date which is sixty (60) days after the expiration of the relevant statute of limitations, and (c) the representations and warranties set forth in Sections 2.1 (Due Authorization and Execution), 3.1 (Organization of the Company), 3.2 (Due Authorization and Execution), 3.3 (Capitalization and Corporate Records of the Company), 3.13 (Assets), 4.1 (Due Authorization and Execution) and 4.2 (Organization of the Buyer) shall survive the Closing in perpetuity; provided, however, that the termination of the survival period of any representations and warranties provided herein shall not affect the rights of a party in respect of any claim made by such party in a writing received by the party making such representation or warranty prior to the expiration of the applicable survival period provided herein. All covenants and agreements contained in this Agreement shall survive the Closing and shall remain in effect until they are performed or until they lapse in accordance with their respective terms.

        8.2.    General Indemnification.

                (a) By Parent and the Company. Following the Closing, the Parent and the Company, jointly and severally, shall indemnify, save and hold harmless the Buyer and each of its affiliates and Representatives against and from any and all costs, losses, Taxes, liabilities, damages, lawsuits, claims, and expenses (including reasonable attorneys' fees) (collectively, "Damages"), incurred in connection with, arising out of, resulting from or incident to: (i) any inaccuracy in, or breach of, any representation or warranty made by the Company or the Parent in this Agreement or any other Transaction Document; (ii) any breach of any covenant made by the Company or the Parent in this Agreement or any other Transaction Document; or (iii) any Excluded Liabilities.

                The term "Damages" is not limited to matters asserted by third parties against an indemnified person, but includes Damages incurred or sustained by the indemnified person in the absence of third party claims. Payments by an indemnified person of amounts for which it is indemnified hereunder shall not be a condition precedent to recovery.

                (b) By Buyer. Following the Closing, the Buyer shall indemnify, save and hold harmless the Parent and each of its affiliates and Representatives against and from any and all Damages incurred in connection with, arising out of, resulting from or incident to: (i) any breach of, any representation or warranty made by the Buyer in this Agreement or any other Transaction Document; (ii) any breach of any covenant made by the Buyer in this Agreement or any other Transaction Document; or (iii) any Assumed Liabilities.

                (c) Procedure for Claims between Parties. If a claim for Damages is to be made by a party entitled to indemnification hereunder, the party claiming such indemnification (the "Indemnified Party") shall give written notice to the indemnifying party (the "Indemnifying Party"). Such written notice shall be given as soon as practicable after the Indemnified Party becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this Section 8.2. Any failure to submit any such notice of claim to the Indemnifying Party shall not relieve the Indemnifying Party of any liability hereunder, except to the extent the Indemnifying Party is actually prejudiced by such failure. The parties shall use their best efforts to resolve the matter internally on an expeditious basis and in any event within 60 calendar days after the notice is received by the Indemnifying Party.

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                (d)     Defense of Third Party Claims. If any lawsuit or
enforcement action is filed against an Indemnified Party, written notice thereof shall be given to the Indemnifying Party as promptly as practicable (and in any event within 10 days after the service of the citation or summons). The failure of an Indemnified Party to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the Indemnifying Party is materially prejudiced by such failure. After such notice, if (i) the Indemnifying Party shall expressly agree in writing to the Indemnified Party that the Indemnifying Party is obligated under the terms of its indemnity hereunder to satisfy or discharge such lawsuit or action, (ii) the lawsuit or action involves (and continues to involve) solely monetary damages and the Indemnifying Party's assumption of the defense or settlement of such lawsuit or action will not have a material adverse effect on the Indemnified Party's business, and (iii) the Indemnifying Party 's aggregate financial condition remains substantially similar to its condition on the date immediately preceding the Closing Date (the foregoing collectively, the "Litigation Conditions"), then the Indemnifying Party shall be entitled, if it so elects at its own cost, risk and expense, (x) to take control of the defense and investigation of such lawsuit or action, (y) to employ and engage attorneys of its own choice to handle and defend the same unless the named parties to such action or proceeding include both an Indemnifying Party and an Indemnified Party and the Indemnified Party reasonably concluded that there may be one or more legal defenses available to such Indemnified Party that are different from or additional to those available to the Indemnifying Party such as to render joint representation inappropriate under the applicable standards of professional responsibility, in which event the Indemnified Party shall be entitled, at the Indemnifying Party's cost, risk and expense, to separate counsel of its own choosing, and (z) to compromise or settle such lawsuit or action, which compromise or settlement shall be made only with the written consent of the Indemnified Party, such consent not to be unreasonably withheld. The Indemnifying Party shall forfeit the right to control the defense, investigation or settlement of any such lawsuit or action if, at any time after assuming the defense, investigation or settlement thereof, the Indemnifying Party no longer satisfies the Litigation Conditions. The Indemnified Party, at the Indemnifying Party's expense, shall cooperate in all reasonable respects with the Indemnifying Party and its attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the Indemnified Party may, at its own cost, participate in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. The parties shall cooperate with each other in any notifications to insurers. If the Indemnifying Party fails to assume the defense of such lawsuit or action within 10 calendar days after receipt of the notice of such lawsuit or action by the Indemnifying Party, elects not to defend such lawsuit or action, or fails to satisfy the Litigation Conditions, the Indemnified Party against which such lawsuit or action has been asserted will (upon delivering notice to such effect to the Indemnifying Party) have the right to undertake, at the Indemnifying Party's cost, risk and expense, the defense, compromise or settlement of such lawsuit or action on behalf of and for the account and risk of the Indemnifying Party; provided, however, that such lawsuit or action shall not be compromised or settled without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. If the Indemnified Party assumes the defense of the lawsuit or action, the Indemnified Party will keep the Indemnifying Party reasonably informed of the progress of any such defense, compromise or settlement. The Indemnifying Party shall be liable for any settlement of any lawsuit or action effected pursuant to and in accordance with this Section 8.2 and for any final judgment (subject to any right of appeal), and the Indemnifying

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

Party agrees to indemnify and hold harmless an Indemnified Party from and against any Damages by reason of such settlement or judgment.

                (e) No right to indemnification under this Article VIII shall be limited by reason of any investigation or audit conducted before or after the Closing of any party hereto or the knowledge of such party of any breach of any representation, warranty, agreement or covenant by the other party at any time, or the decision by such party to complete the Closing.

                            ARTICLE IX - TAX MATTERS

        9.1.    Tax Cooperation.

                The Buyer, the Company and the Parent and their respective officers shall reasonably cooperate with each other in connection with the preparation of all Tax Returns with respect to the Company and with any tax investigation, audit or other proceeding related to the Company. The Buyer, the Company and the Parent shall preserve all information, returns, books, records and documents relating to any liabilities for Taxes with respect to a taxable period until the later of the expiration of all applicable statutes of limitation and extensions thereof, or the conclusion of all litigation with respect to Taxes for such period.

        9.2.    Transfer Taxes and Incremental State Income Taxes.

                (a) The Buyer and the Parent shall make a good faith attempt to estimate the amount of sales, use, transfer and other similar Taxes that will be incurred in connection with the purchase and sale of the Assets hereunder (the "Transfer Taxes") prior to the Closing, and the Buyer, the Parent and the Company shall take all reasonable steps to minimize the amount of such Transfer Taxes, including claiming any and all exemptions from such Transfer Taxes that are reasonably available under applicable law. Except in such cases where the Company is solely responsible for the preparation and filing of such tax returns under applicable law, Buyer shall be responsible for the preparation and filing of all tax returns required to be filed with respect to such Transfer Taxes. Buyer shall pay on a timely basis, all Transfer Taxes incurred in connection with the transaction, provided that (i) in no event shall the Buyer be responsible for the amount of any such Transfer Taxes resulting from the Parent or the Company's failure to claim an applicable exemption for such Transfer Taxes and (ii) in no event shall the Buyer be responsible for the amount of such Transfer Taxes (less the amount of any Incremental State Income Taxes for which the Buyer has reimbursed the Company pursuant to Section 9.2(b) below) in excess of $1 million, and the Company and the Parent shall be solely responsible for such excess.

                (b) The Company shall provide the Buyer prior to the Closing with a good faith estimate of the excess, if any, of (A) the state and local income taxes incurred by the Company as a result of the sale of the Assets contemplated hereby over (B) the state and local income or franchise taxes that would have been incurred by the Parent if the transaction were structured as a sale of stock of the Company (the "Incremental State Income Taxes"). The parties hereby acknowledge that if a transaction for the sale of stock of the Company had occurred, then the transaction would have been taxed in the State of New Jersey. Simultaneously with the Closing, the Buyer shall deposit with the Escrow Agent pursuant to the terms of an escrow agreement in form and substance reasonably satisfactory to the Buyer and the Company a sum equal to the lesser of (i) the estimated Incremental State Income Taxes and (ii) One Million Dollars ($1,000,000) less the amount of the Transfer Taxes that are the responsibility of the Buyer pursuant to Section 9.2(a) (such deposited amount, the "Income Tax Escrow Amount"). Such deposit into escrow shall not be construed to mean that the Buyer agrees with the Company's estimate of the Incremental State Income Taxes. At Closing, the Company shall provide the Buyer with calculations setting forth in reasonable detail the amount of the Incremental State Income Taxes and shall provide the Buyer with all supporting documentation for such calculation. Within fifteen
(15) days following receipt of such calculations, the Buyer shall notify the Company of any disagreement with such calculations. If the Buyer and the Company are unable to resolve any dispute with respect to such calculations within five
(5) days thereafter, such dispute shall be submitted to the Neutral Auditor for final resolution. The parties shall direct the Neutral Auditor to resolve all remaining disputes within twenty-one (21) days, and the decision of the Neutral Auditor shall be final and binding upon the parties hereto. The Company shall give the Buyer at least five (5) business days prior written notice of the date upon which it is required to remit payment of the Incremental State Income Taxes. Provided that all disputes with respect to the calculation of the Incremental State Income Taxes have been finally resolved as set forth in this
Section 9.2(b), after the receipt of such notice of remittance from the Company, the Buyer and the Company shall jointly instruct the Escrow Agent in writing to deliver from the escrow fund (x) to the appropriate taxing authority not less than two (2) business days prior to the date noticed by the Company for the remittance, the lesser of (A) the amount of the final Incremental State Income Taxes and (B) the Income Tax Escrow Amount, and (y) to the Buyer, the remainder of the escrow fund, if any. If thereafter the Company or the Parent files a tax return with a lower amount of Incremental State Income Taxes or the Company or the Parent receives a refund of any previously paid Incremental State Income Taxes, then the Company and the Parent shall promptly pay to the Buyer the difference in the amount of the Incremental State Income Taxes paid and the amount of the Incremental State Income Taxes set forth in such tax return and, without duplication, the amount of any such refund. The Income Tax Escrow Amount shall be used only to pay state and local income or franchise taxes that have been incurred by the Company by virtue of the transaction being structured as a sale of the Assets. Notwithstanding the foregoing, in no event shall the sum of the Incremental State Income Taxes that are the responsibility of the Buyer pursuant to this Section 9.2(b) and the amount of the Transfer Taxes that are the responsibility of the Buyer pursuant to Section 9.2(a) exceed $1 million, and the Company and the Parent shall be solely responsible for all such Taxes in excess of $1 million.

        9.3.    Tax Effect of Payments.

                The Parent, the Company and the Buyer agree that any indemnification payments made pursuant to Article VIII shall be treated for tax purposes as an adjustment to the Purchase Price unless otherwise required by applicable law.

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

                 ARTICLE X - ADDITIONAL COVENANTS OF THE PARTIES

        10.1.   Access by Buyer and Agents.

                The Parent and the Company agree that the Buyer and its designated Representatives, shall have reasonable access to the books of account, financial and corporate records, contracts, leases, tax returns, properties and other assets of the Company and to make copies of such corporate records, reports and other documents as they may request at any reasonable time during regular business hours prior to the Closing, and the Company agrees to use its best efforts to cooperate with such persons in conducting such examination. The Company will cause the Company's officers, employees and accountants, as the case may be, to furnish such additional financial and operating data and other information as the Buyer may from time to time reasonably request. For purposes of this Agreement, "Representatives" shall mean any officer, director, employee, investment banker, lender, attorney, accountant, consultant, environmental auditor, surveyor or other agent or advisor.

        10.2.   Use of Name.

                (a) From and after the Closing, the Buyer shall own all of the corporate names, trade names and trademarks included in the Intellectual Property, including without limitation, "Norco" and all other variations thereof which include the "Norco" name, together with all related designs (collectively, the "Norco Name"). The Company shall, and the Parent shall cause the Company to, promptly following the Closing Date, change its name to delete any reference to the Norco Name and any other corporate name, trade name or trademark included in the Intellectual Property (and file with the appropriate governmental authorities any certificates or instruments required to effect such name change).

                (b)     Effective from the Closing until the date which is six
(6) months from the Closing Date, the Parent hereby grants to the Buyer a worldwide, royalty-free license to use: (i) all of the Parent's corporate names, trade names and trademarks that include the term "TransTechnology" and all other variations thereof, together with all related logos and designs, and (ii) the phrase "engineered products for global partners" on and in all products, stationery, catalogues, brochures, boxes, packing materials, signage, and other items existing as of the Closing on which the term "TransTechnology" and any variations thereof or the phrase "engineered products for global partners" appears.

        10.3.   Environmental Transfer Statute.

                The Parent shall comply, at the Parent's sole cost and expense, with all obligations, requirements and responsibilities under the Connecticut Transfer of Establishments Act ("Transfer Act") resulting from the execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder (including, without limitation, the filing of any Property Transfer Forms and the Environmental Condition Assessment Form ("ECAF") (each as defined in the Transfer Act), the payment of any filing fees, and the performance of any Remediation, whether due before or after the Closing Date). The Parent shall retain a consultant reasonably acceptable to the Buyer (and Buyer hereby states that the continued retention of Haley and Aldrich, Inc. is and would be acceptable) and complete all appropriate forms, including the ECAF and Property Transfer Form, naming Parent as the certifying party, and provide such forms to the Buyer at least five (5) days prior to the Closing for the Buyer's review and comment. If Remediation or other actions are required pursuant to the Transfer Act, whether before or after the Closing Date, the Parent shall carry out all such obligations, requirements or responsibilities, in form and substance reasonably satisfactory to the Buyer but the Parent shall not have responsibility for any Environmental Condition that is caused, created or exacerbated (to the extent, and only to the extent, of such exacerbation) after the Closing by Buyer or third parties unrelated to the Parent.

        10.4.   Environmental Remediation.

                (a) The Parent shall complete the activities required under the Transfer Act as a result of the Stock Purchase Agreement, dated as of July 25, 1998, among the Company, each of the shareholders of the Company and the Parent, and the Environmental Agreement, dated as of July 28, 1998, among each of the shareholders of the Company and the Parent (collectively referred to as the "1998 Transaction"), and the activities required under the Transfer Act as a result of the transactions contemplated by this Agreement. The Parent shall indemnify, defend and save and hold harmless the Buyer and its affiliates and Representatives with respect to, and shall conduct, at the Parent's sole cost and expense, all Remediation of the soil and groundwater conditions required pursuant to the Transfer Act. Such remediation shall be in a manner which does not require use restriction, such as an Environmental Land Use Restriction ("ELUR"), unless such ELUR does not limit or impair the Buyer's operation of Business after the Closing or materially increase the cost of the Business' operations.

                (b) With respect to any pre-Closing violation of Environmental Laws which constitutes a breach of the representation in Section
3.22 or which is disclosed in Schedule 3.22, the Parent shall correct such violation before the Closing or, if such cannot be corrected before the Closing, shall indemnify, defend and save and hold harmless the Buyer and its affiliates and Representatives with respect thereto, and shall reimburse the Buyer and its affiliates and Representatives for all costs and expenses to correct such violation, and the Parent shall pay any and all fines, penalties or assessments associated therewith. It is understood that this indemnification does not extend to or create any rights or causes of action in or for the benefit of any other Person not a party to this Agreement.

                (c) The Parent shall indemnify, defend and save and hold harmless the Buyer and its affiliates and Representatives with respect to Damages, including the cost for Remediation or other costs and expenses incurred in connection therewith, arising out of, resulting from or incident to the off-site transportation, storage, treatment, recycling or disposal of Hazardous Wastes generated before the Closing by or on behalf of the Company or any of its predecessors in interest (including liability for so-called "Superfund Sites" under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or under similar state or federal Environmental Laws). It is understood that this indemnification does not extend to or create any rights or causes of action in or for the benefit of any other Person not a party to this Agreement.

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

                (d) Buyer shall provide, or cause any successor, tenant or other occupant to provide, access to the Site and to cooperate in all reasonable respects with any and all of Parent's efforts required or allowed under sections
10.3 and 10.4 of this Agreement.

        10.5.   Notices Prior to Closing.

                (a) Prior to the Closing, the Parent and the Company shall give prompt notice to the Buyer of:

                        (i) any breach or default by the Parent or the Company of any of the Parent's or the Company's representations, warranties, covenants or agreements hereunder or any other Transaction Document;

                        (ii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement or any other Transaction Document;

                        (iii) any notice or other communication from any governmental or regulatory authority or court in connection with the transactions contemplated by this Agreement or any other Transaction Document;

                        (iv)    any Material Adverse Effect; and

                        (v) any claim, action, or proceeding against the Parent or the Company which could reasonably be expected to have a Material Adverse Effect.

                (b) Prior to the Closing, the Buyer shall give prompt notice to the Company of:

                        (i) any breach or default by the Buyer of any of the Buyer's representations, warranties, covenants or agreements hereunder or under any other Transaction Document;

                        (ii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement or any other Transaction Document; and

                        (iii) any notice or other communication from any governmental or regulatory authority or court in connection with the transactions contemplated by this Agreement or any other Transaction Document.

        10.6.   Public Announcements.

                Neither the Company or the Parent, on the one hand, nor the Buyer, on the other hand, will issue any press release or public statement with respect to the transactions contemplated by this Agreement and the other Transaction Documents without the Parent's or the Buyer's, as the case may be, prior written consent (such consent not to be unreasonably withheld), except as may be required by applicable law, stock exchange rules or court process. In addition to the foregoing, the parties will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any such press release or other public statements with respect to such transactions. The parties agree that the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement and the other Transaction Documents shall be mutually agreed upon prior to the issuance thereof.

        10.7.   HSR Filing.

                As soon as practicable after the execution and delivery of this Agreement, the Buyer and the Company shall make all filings required under the HSR Act, and the Buyer, the Parent and the Company shall promptly respond to any Department of Justice or Federal Trade Commission requests for further information. The filing fees to be paid pursuant to the HSR Act in connection with the transactions contemplated by this Agreement shall be borne by the Buyer.

        10.8.   Financial Statements.

                By no later than the 15th day of each calendar month or if such day is not a business day, the next succeeding business day, beginning on February 15, 2003, the Company shall, and the Parent shall cause the Company to, deliver to the Buyer the divisional financial analysis of the Company prepared in the Ordinary Course of Business (the "Monthly Financial Statements").

        10.9.   Survival.

                The provisions of Sections 10.2, 10.3 and 10.4 shall survive the Closing.

        10.10.  Employees and Employee Benefit Plans.

                (a) 401(k) Plan Rollover. The Buyer will, and will cause the Buyer's 401(k) plan (the "Buyer's 401(k) Plan") to accept the rollover, by direct or indirect rollover, as selected by each employee of the Company who is employed by the Buyer following Closing (each a "Transferred Employee"), of that portion of each Transferred Employees' accounts in the Parent's 401(k) plan (the "Parent's 401(k) Plan") that constitutes an "eligible rollover distribution" as that term is defined by section 402(c)(4) of the Code, provided that at the time a Transferred Employee elects such a rollover that Transferred Employee is employed by the Buyer. Any such rollover will be effected in cash and, as applicable, any notes evidencing loans from the Parent's 401(k) Plan to the Transferred Employee electing such rollover. The Buyer and the Parent will, and will cause the trustees of their respective 401(k) plans to, cooperate with each other with respect to the rollover of the eligible rollover distribution portions of the Transferred Employees' account balances in the Parent's 401(k) Plan to the Buyer's 401(k) Plan.

                (b) Welfare Benefit Plans. The Buyer shall include the Transferred Employees in welfare benefit plans maintained or adopted by the Buyer. With respect to any flexible spending or similar cafeteria plan account maintained by the Parent or any ERISA Affiliate for the benefit of any Transferred Employee, as soon as practicable after Closing, the Parent shall reimburse the Buyer for the aggregate contributions to such accounts withheld by the Parent from Transferred Employees prior to the Closing Date to the extent that the Parent did not exhaust such contributions by providing benefits to such Transferred Employees or their beneficiaries, prior to the Closing Date.

                (c) Service Credit. Transferred Employees shall be given credit by the Buyer for purposes of any employee benefit plans maintained by the Buyer in which such Transferred Employees become eligible to participate, for all service with the Company and its ERISA Affiliates, to the same extent that such service would have been credited under any analogous plan maintained by the Company or its ERISA Affiliates for the purposes of eligibility, vesting and benefit calculation.

                (d) Multiemployer Plan Withdrawal Liabilities. The Parent and its ERISA Affiliates will pay any and all multiemployer pension plan withdrawal liability properly assessed against them, at a rate no less rapid than that established by the multiemployer pension plan Board of Trustees or other applicable governing body and will, in accordance with Article VIII hereof, indemnify and hold harmless the Buyer and the Company from any Damages arising from the participation in, or withdrawal from, any multiemployer pension plan by the Parent or any ERISA Affiliate of the Parent.

                (e) Benefit Plan Liabilities. The Parent and its ERISA Affiliates will retain all liabilities and responsibilities with respect to any employee benefit plans maintained by them for all benefits accrued under such plans and any and all claims with respect to such plans, including, without limitation, the obligation to provide continuation coverage under section 4980B of the Code with respect to any employee or qualified beneficiary who has incurred a qualifying event under any group medical plan maintained by the Parent or any ERISA Affiliate on or before the last day of the Transition Period described in Section 10.10(f) below. Without limiting the generality of the foregoing, the Parent and its ERISA Affiliates will retain liability for all life insurance, accidental death and dismemberment or medical claims incurred prior to the Closing Date by the Company's employees or their dependents or beneficiaries, including the Transferred Employees, without regard to whether such claims are submitted before or after the Closing Date. For these purposes, a claim will be deemed incurred:

                        (i) on the date of the occurrence of death or dismemberment in the case of claims under life insurance and accidental death and dismemberment plans;

                        (ii) on the date on which the accident or illness giving rise to the claim occurs, or, if such date cannot be determined, on the date on which the service or treatment is provided (notwithstanding the foregoing, in the case of an ongoing course of treatment, the claim shall be deemed incurred on the date that medical treatment giving rise to the claim is first rendered), in the case of claims under medical, hospital, dental and similar plans; or

                        (iii) on the date following a Transferred Employee's last day worked on which a physician legally licensed to practice medicine certifies to total disability under the applicable disability plan.

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

                (f) Transitional Medical Insurance. From the Closing Date through the end of the next succeeding calendar month (the "Transition Period"), the Parent will continue to cover the Transferred Employees, their dependents and beneficiaries under the group medical plan or plans in which such Transferred Employees, their dependents and beneficiaries are participating on the Closing Date. In return, the Buyer will reimburse the Parent, within ten
(10) business days after receipt of a proper invoice from the Parent, for 102% of the premiums paid, or in the case of a self-insured plan, charged for COBRA continuation coverage, by the Parent to provide such group medical coverage. Provided that the Buyer timely pays the premium amount described in the immediately preceding sentence, the Buyer will have no further liability with respect to any claim or expense incurred by, or with respect to, any Transferred Employee during the Transition Period.

        10.11.  Notices Regarding Acquisition Proposals.

                From the date of this Agreement until the Closing, the Parent and the Company shall give prompt notice to the Buyer of (A) any inquiries or submission of any proposals regarding any merger, business combination, reorganization, recapitalization, liquidation, sale of all or substantially all assets, or other similar transactions involving the Company or any proposal or offer to acquire, directly or indirectly, any equity interest in or any voting securities of the Company (any of the foregoing inquiries or proposals being referred to herein as an "Acquisition Proposal"), (B) any indication that a Person is intending to make an Acquisition Proposal, (C) any modification of or amendment to any Acquisition Proposal or (D) any request for nonpublic information relating to the Company or for access to the properties, books or records of the Company (or of the Parent relating to the Company) by any Person that is intending to make, or has made, an Acquisition Proposal or (E) the entering into of discussions with respect to any Acquisition Proposal.

        10.12.  Information Technology and Telephone Systems.

                The Company and the Parent covenant that immediately after the consummation of the transactions contemplated hereby, the Buyer will have operational and adequate information technology and telephone systems, including without limitation, systems relating to wide area network, internet and remote access capabilities, such that the Buyer will be able to conduct the Business after the Closing in accordance with past practices and as presently conducted. If necessary, the Company, the Parent and the Buyer will enter into a transitional services agreement, in form and substance reasonably satisfactory to the Company, the Parent and the Buyer, which would provide the Buyer with such operational and adequate information technology and telephone systems.

               ARTICLE XI - POST-CLOSING COVENANTS OF THE PARTIES

        11.1.   Availability of Records to the Parent.

                For a period of five years after the Closing, the Buyer, on the one hand, and the Parent and the Company, on the other hand, agree that each will make available to the other party, during normal business hours, such documents, books, records or information relating to the Company prior to the Closing as the Parent or the Buyer, as the case may be, may reasonably require after the Closing in connection with any tax determination, defense of any claim relating to the conduct of the business of the Company prior to the Closing or governmental investigation of the Company or any of its Affiliates. The Buyer, on the one hand, and the Parent and the Company, on the other hand, each agrees not to destroy any files or records which are subject to this
Section 11.1 without giving reasonable notice to the other party, and within 15 business days of receipt of such notice, the Buyer, on the one hand, or the Parent and the Company, on the other hand, as the case may be, may cause to be delivered to the other party the records intended to be destroyed, at such other party's expense.

        11.2.   Non-Compete; Non-Solicitation.

                (a) For a period of three (3) years from and after the Closing Date (the "Restricted Period"), none of the Parent, the Company or any of their affiliates will engage, directly or indirectly, in any area of the world, in the management, ownership, operation or control of any business, venture or activity which competes with the Business as presently conducted or proposed to be conducted on the Closing Date or with products presently offered for sale or in development by the Business; provided, however, ownership of less than one percent (1%) of the outstanding stock of any publicly traded corporation shall not be deemed to constitute engaging in any such business; provided, further, that nothing contained in this Section 11.2(a) shall prohibit a third party that competes with the Company from acquiring the Parent or any of the Parent's assets and continuing thereafter to so compete, provided that such third party does not use any of the Parent's assets or employees so acquired in such competitive activity. For purposes of this Section 11.2(a) only, the defined term "Business" shall, as to linear motion actuators, include only linear motion actuators for medical diagnostic equipment and linear motion actuators used to secure an Israeli tank gun barrel for Urdan Industries and any other linear actuators that the Company has delivered on an existing program or is under contract to deliver on a new program or has a customer proposal outstanding as of the date of this Agreement.

                (b) During the Restricted Period, each of the Parent and the Company shall not, and shall cause its affiliates not to, without the prior written consent of the Buyer, directly or indirectly, (i) induce or attempt to induce any employee of the Buyer to leave the employ of the Buyer, or in any way interfere with the relationship between the Buyer and any employee thereof, (ii) hire any person within one (1) year of the last day such person was an employee of the Buyer except in the event that such employment is the result of a general advertisement for employment or as a result of the services of an employment agency in connection with a nondirected solicitation, or (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Buyer to cease doing business with the Buyer or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Buyer (including, without limitation, making defamatory statements or communications about the Buyer).

                (c) If a judgment of a court of competent jurisdiction declares that any term or provision of this Section 11.2 is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provisions, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

        11.3.   Confidentiality.

                (a) At all times after the date hereof, each of the Parent and the Buyer shall, and shall cause each of its affiliates and Representatives to, keep secret and retain in confidence, and not use for its benefit or the benefit of others, all confidential information and not disclose such confidential information to anyone other than the Buyer and Parent, respectively, except with the express written consent of the Buyer or Parent, as applicable, and except for confidential information which becomes publicly known through no wrongful act of the Buyer or Parent, as applicable, as a result of being (i) readily ascertainable from public or published information, or trade sources, (ii) received from a third party not under an obligation to the Parent, Buyer or the Company to keep such information confidential or (iii) required by any law or order. Notwithstanding anything contained herein to the contrary, confidential information with respect to the Company may be disclosed by the Buyer in its sole discretion after the Closing.

                (b) In the event that a Person subject to the preceding paragraph, or any of its affiliates or Representatives, are required by law or order to disclose any such information, such Person will promptly notify the affected party in writing so that the affected party may seek a protective order and/or other motion to prevent or limit the production or disclosure of such information. If such motion has been denied, then the Person required to disclose such information may disclose only such portion of such information which, based on advice of the disclosing Person's outside legal counsel, is required by law or order to be disclosed (provided that the Person required to disclose such information will use all reasonable efforts to preserve the confidentiality of the remainder of such information). The disclosing Person will not, and will not permit any of its affiliates or Representatives to, oppose any motion for confidentiality brought by the affected party. The parties hereto will continue to be bound by their obligations pursuant to this Section
11.3 for any information that is not required to be disclosed, or that has been afforded protective treatment, pursuant to such motion.

        11.4.   Payments to Employees.

                (a) After the Closing, the Buyer agrees to pay to the Transferred Employees in the Ordinary Course of Business all accrued bonuses reflected on the Financial Statements and set forth in Schedule 11.4(a). All accrued bonuses for employees of the Parent shall be paid directly by the Parent and the Parent shall indemnify the Buyer for all Damages arising or resulting from any non-payment of such accrued bonuses.

                (b) After the Closing, the Buyer agrees promptly to adopt a severance plan for the Transferred Employees that is substantially similar to the Company's severance plan for employees attached hereto as Schedule 11.4(b) and shall keep such severance plan in effect for at least eighteen (18) months after the Closing Date.

        11.5.   Amounts Received In Respect of Assets.

                Amounts received by the Company or the Parent on or after the Closing Date in respect of any Assets (including without limitation, accounts receivable of the Business) shall be held in trust by the Company or the Parent for the benefit of the Buyer and shall be paid over to the Buyer promptly upon receipt by the Company or the Parent. Any such amounts received by the Company or the Parent by wire transfer shall be paid over to the Buyer promptly by wire transfer of immediately available funds to an account of the Buyer designated by the Buyer in a written notice to the Company or the Parent. The Company and the Parent shall promptly send the Buyer copies of all remittance advices and checks related to payments received by the Company or the Parent with respect to such items. The Buyer shall notify the Business' customers of the change in address of the owner of the Assets as may be required in order for such customers to properly remit any payments required under any applicable Asset and the Company and the Parent shall cooperate with the Buyer as is reasonably necessary to so notify such customers.

        11.6.   Survival.

                The provisions of this Article XI shall survive the Closing.

                              ARTICLE XII - CLOSING

        12.1.   Closing.

                Unless this Agreement shall have been terminated and the purchase of the Assets herein contemplated shall have been abandoned pursuant to the provisions of Article XIII hereof, the closing (the "Closing") will be held at the offices of Dechert, 30 Rockefeller Plaza, New York, New York, on February 14, 2003 or such other date or place as the parties may agree to in writing (the "Scheduled Closing Date"); provided, however, that if any of the conditions provided for in Articles VI and VII shall not have been satisfied or waived by the Scheduled Closing Date, then the Closing shall occur within three business days after such conditions have been satisfied or waived or such other date or place as the parties may agree to in writing. The date on which the Closing shall occur is sometimes referred to herein as the "Closing Date."

        12.2.   Deliveries by the Company and the Parent at Closing.

                (a) At the Closing, the Company and the Parent will deliver or cause to be delivered to the Buyer:

                        (i) a bill of sale, assignment and assumption agreement for the Assets and the Assumed Liabilities, duly executed by the Company, substantially in the form of Exhibit E (the "Bill of Sale and Assumption Agreement");

                        (ii) assignments of all Intellectual Property, each duly executed and, where necessary or desirable, in recordable form, in form and substance reasonably satisfactory to the Buyer;

                        (iii) all such other instruments of assignment, transfer or conveyance as shall, in the reasonable opinion of the Buyer and its counsel, be necessary to vest in the Buyer good, valid and marketable title to the Assets and to put the Buyer in actual possession or control of the Assets;

                        (iv) title certificates to any motor vehicles included in the Assets, duly executed by the Company (together with any other transfer forms necessary to transfer title to such vehicles);

                        (v) a receipt for the Purchase Price duly executed by the Company;

                        (vi) certificates of each of the Company's and the Parent's organization, valid existence and good standing as a domestic corporation in the state of its incorporation as of a date no more than five (5) days prior to the Closing Date;

                        (vii) the Transaction Documents to which the Parent or the Company is a party, duly executed by the Parent or the Company, as appropriate;

                        (viii) affidavits of each of the Parent and the Company, prepared pursuant to Section 1445 of the Code and the regulations thereunder, stating, under penalties of perjury, the Parent's and the Company's taxpayer identification numbers and that neither the Parent nor the Company is a foreign person pursuant to Section 1445(b)(2) of the Code;

                        (ix) the certificates and other documents required to be delivered by the Company or the Parent pursuant to Article VI; and

                        (x) such other previously undelivered documents required to be delivered by the Company or the Parent to the Buyer at or prior to the Closing in connection with the transactions contemplated by this Agreement.

                (b) At the Closing, the Company shall deliver to the Escrow Agent the Escrow Agreement.

        12.3.   Deliveries by Buyer at Closing.

                (a) At the Closing, the Buyer will deliver or cause to be delivered to the Company:

                        (i)     the Closing Payment;

                        (ii)    the Deposit Amount;

                        (iii) the Bill of Sale and Assumption Agreement, duly executed by the Buyer;

                        (iv) a certificate of the Buyer's organization, valid existence and good standing as a domestic corporation in the state of its incorporation as of a date no more than five (5) days prior to the Closing Date;

                        (v) the Transaction Documents to which the Buyer is a party, duly executed by the Buyer ;

                        (vi) the certificates and other documents required to be delivered by the Buyer pursuant to Article VII; and

                        (vii) such other previously undelivered documents required to be delivered by the Buyer to the Company at or prior to the Closing in connection with the transactions contemplated by this Agreement.

                (b) At the Closing, the Buyer shall deliver to the Escrow Agent the Escrow Agreement.

                           ARTICLE XIII - TERMINATION

        13.1.   Termination.

                This Agreement may be terminated and the transactions contemplated herein may be abandoned on or before the Closing Date:

                (a)     by the mutual consent of the Company and the Buyer;

                (b) by the Buyer, by written notice to the Company, at any time (i) if the representations and warranties of the Parent or the Company in this Agreement were incorrect in any material respect when made or at any time thereafter, or (ii) the Parent or the Company is in breach in any material respect of any of its covenants or agreements in this Agreement (a "Parent Breach"), and, in either of such cases, such Parent Breach continues uncured for thirty (30) days after written notice thereof by the Buyer;

                (c) by the Company, by written notice to the Buyer, at any time (i) if the representations and warranties of the Buyer in this Agreement were incorrect in any material respect when made or at any time thereafter, or
(ii) the Buyer is in breach in any material respect of any of its covenants or agreements in this Agreement (a "Buyer Breach"), and, in either of such cases, such Buyer Breach continues uncured for thirty (30) days after written notice thereof by the Parent; or

                (d) by the Company or the Buyer by giving written notice to the other party if the Closing shall not have occurred on or before February 21, 2003.

        13.2.   Procedure Upon Termination.

                In the event of termination of this Agreement pursuant to
Section 13.1, all obligations of the parties hereto under this Agreement shall terminate and there shall be no liability or obligation on the part of the Company, the Parent or the Buyer to any other party hereto, except that (i) the obligations of the parties under Section 1.5(c) [Deposit Amount], Section 10.6 [Public Announcements], Section 10.7 [HSR Filing], Section 14.1 [Expenses] and
Section 14.13 [Governing Law] of this Agreement shall remain in full force and effect and (ii) subject to Section 1.5(c)(ii), such termination shall not relieve any party of any liability for any breach of this Agreement.

                        ARTICLE XIV - GENERAL PROVISIONS

        14.1.   Expenses.

                The parties agree that the Parent shall bear and pay for any and all Company Expenses. For purposes of this Agreement, "Company Expenses" shall mean any and all fees and out-of-pocket costs and expenses (including, without limitation, any bonuses, stay bonuses, and other payments to director, officers or employees, and any fees and expenses of counsel to the Company or the Parent or any other advisors, experts or representatives retained by any of them) incurred by the Company prior to the Closing Date in connection with the negotiation, preparation and performance of this Agreement and the transactions contemplated hereby (whether payable prior to, at or after the Closing Date). Except as otherwise provided in this Agreement, all expenses incurred pursuant to this Agreement and the transactions contemplated hereby shall be paid by the party incurring the expense.

        14.2.   Certain Filings and Consents.

                The Company, the Parent and the Buyer will use their respective best efforts to comply with all legal requirements which may be imposed on them with respect to the transactions contemplated by this Agreement. The Company, the Parent and the Buyer will use their respective best efforts to obtain (and to cooperate with any other party in obtaining) any consent, authorization, order or approval of, or exemption by, any regulatory authority, or third party, required to be obtained in connection with the transactions contemplated by this Agreement.

        14.3.   Further Assurances.

                (a) Each party hereto agrees to use such party's best efforts to cause the conditions to such party's obligations herein set forth to be satisfied at or prior to the Closing insofar as such matters are within its control. Each of the parties agrees to execute and deliver any and all further agreements, documents or instruments necessary to effectuate this Agreement and the transactions referred to herein or contemplated hereby or reasonably requested by the other party to perfect or evidence its rights hereunder. All parties will use their best efforts to complete all transactions contemplated by this Agreement as promptly as practicable.

                (b) Notwithstanding anything to the contrary contained herein, this Agreement shall not constitute an assignment, an attempted assignment or an agreement to assign, or a novation of, any Contract or Permit if an assignment, attempted assignment or agreement to assign, or novation of, the same without the consent of any other party or parties thereto or, in the case of any Permit, the governmental authority that issued or granted such Permit, would constitute a breach thereof or not be permitted by law, or in any material way impair the rights of the Company or the Buyer thereunder. If any such consent or novation is not obtained on or prior to the Closing and the Buyer elects to waive the conditions to closing with respect to such consents or novations as set forth in Sections 6.4 and 6.5 hereof, each of the Company and the Parent shall use its best efforts to obtain all such consents and novations after the Closing (and, if and when such consents and novations are obtained, the transfer of the applicable Contract or Permit shall be effected in accordance with the terms of this Agreement).

In addition, if any such consent or novation is not obtained or if an attempted assignment or agreement to assign would be ineffective or would impair the Company's or the Buyer's rights under any such Contract or Permit so that the Buyer would not receive all material rights needed to conduct the Business, then each of the Company and the Parent shall (x) use its best efforts to provide or cause to be provided to the Buyer, to the extent permitted by law, the full benefits of any such Contract or Permit, (y) pay promptly or cause to be paid promptly to the Buyer when received all monies and other properties received by the Company and the Parent with respect to any thereof, provided that the Buyer performs all the obligations relating thereto, and (z) enforce, at the request of the Buyer and at the sole expense and for the account of the Buyer, to the extent permitted by law, any and all rights of the Company arising from such Contract or Permit against the other party or parties thereto or the issuer or grantor thereof (including the right to elect to terminate such Contract or Permit in accordance with the terms thereof upon the written advice of the Buyer). Furthermore, each of the Company and the Parent shall take such other actions as may reasonably be requested by the Buyer in order to place the Buyer, insofar as reasonably possible, in the same position as if such Contract or Permit had been transferred as contemplated hereby and so that all the benefits relating thereto, including possession, use, risk of loss, potential for gain and dominion, control and command, shall inure to the Buyer. Nothing in this
Section 14.3(b) shall in any way (i) diminish the Company's and the Parent's obligations hereunder to obtain all consents, approvals and novations and to take all such other actions prior to or at Closing as are necessary to enable the Company to convey or assign good and marketable title free and clear of all Liens (other than Permitted Liens) to all the Assets to the Buyer or (ii) affect the conditions to Closing for the Buyer set forth in Sections 6.4 and 6.5 hereof. For the avoidance of doubt, the parties agree that it shall not be a condition to Closing that the Company deliver to the Buyer any novation of contracts with governmental agencies.

        14.4.   Notices.

                Any notices required hereunder shall be in writing and shall be deemed sufficiently given by one party to another only if in writing and if and when delivered or tendered by personal delivery; when transmitted, if transmitted by fax, electronic or digital transmission method; two days after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service; or as of three business days after deposit in the United States mail in a sealed envelope, registered or certified, with postage prepaid, addressed as follows:

                If to the Company or the Parent:

                                     TransTechnology Corporation
                                     700 Liberty Avenue
                                     Union, NJ 07083-8198
                                     Attn: Gerald C. Harvey, Esq.
                                     Facsimile: 908.686.6537

                If to the Buyer:     Marathon Power Technologies Company
                                     8301 Imperial Drive
                                     Waco, TX 76712-6588
                                     Attn: Albert Rodriguez
                                           President
                                     Facsimile: 254.776.6558

                                     TransDigm, Inc.
                                     Destination Building
                                     26380 Curtiss Wright Parkway
                                     Richmond Heights, OH 44143
                                     Attn: W. Nicholas Howley
                                           President and Chief Executive
                                           Officer
                                     Facsimile:  216.289.4937

                With a copy to:      Dechert LLP
                                     30 Rockefeller Plaza
                                     New York, NY 10112
                                     Attn:  Robert Seber
                                     Facsimile:  212.698.3599

or to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section
14.4. A notice not given as provided above shall, if it is in writing, be deemed given if and when actually received by the party to whom it is given.

        14.5.   Successors.

                This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their successors and assigns. Except as expressly provided herein, this Agreement shall not inure to the benefit of any persons or entities not a party hereto.

        14.6.   Permitted Assignments.

                The Buyer may assign its rights hereunder to a wholly-owned subsidiary of the Buyer, with recourse, and additionally the Buyer (or such subsidiary, if applicable) may pledge, assign and grant to the Buyer's institutional lenders, for the benefit of such lenders, a continuing security interest and lien on all of the Buyer's or such subsidiary's right, title and interest in and to this Agreement and any and all related agreements, as security for the payment and performance of all obligations of the Buyer or such subsidiary to such lenders by reason of borrowings or the guarantee of borrowings, or otherwise; provided, however, that the Buyer shall not be released or discharged from any of its obligations as "Buyer" under this Agreement and any transactions contemplated by this Agreement.

        14.7.   Entire Agreement.

                This Agreement, together with the exhibits and schedules hereto (which are all incorporated herein by this reference) and the other Transaction Documents, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection herewith; provided, however, that the provisions of that certain non-disclosure agreement dated August 6, 2002 given by the Buyer (regarding the confidentiality of information supplied by the Company to the Buyer) shall remain in full force and effect except to the extent inconsistent herewith.

        14.8.   Amendment and Modification.

                Subject to applicable law, this Agreement may be amended, modified and supplemented by written agreement of the parties hereto, at any time prior to the Closing Date with respect to any of the terms contained herein.

        14.9.   Waiver of Compliance.

                The failure by any party hereto to comply with any obligation, covenant, agreement or condition contained herein may be expressly waived in writing by the party or parties hereto adversely affected by such failure, but such waiver or failure to insist upon strict compliance shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

        14.10.  Gender; Number.

                Except where the context otherwise requires, words used in the masculine gender include the feminine and neuter; the singular number includes the plural, and the plural the singular.

        14.11.  Severability.

                Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. If any provision is held to be invalid or unenforceable, such provision shall be construed by the appropriate judicial body by limiting or reducing it to the minimum extent necessary to make it legally enforceable.

        14.12.  Construction.

                The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

        14.13.  Governing Law.

                This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Connecticut.

        14.14.  Headings; Interpretation.

                (a) The headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

                (b) When reference is made in this Agreement to an Article or Section or Schedule, such reference shall be to an Article, Section or Schedule of this Agreement unless otherwise indicated. Whenever the words "included", "includes" or "including" (or any other tense or variation of the word "include") are used in this Agreement, they shall be deemed to be followed by the words "without limitation". As used in this Agreement, the auxiliary verbs "will" and "shall" are mandatory, and the auxiliary verb "may" is permissive (and, by extension, is prohibitive when used negatively, as a denial of permission). All accounting terms used but not otherwise defined in this Agreement shall have the meanings determined by GAAP. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Any agreement, instrument or statute defined or referred to herein or in any document or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes.

        14.15.  Enforcement of Agreement.

                The parties hereby acknowledge and agree that money damages would not be adequate compensation for the damages that a party would suffer by reason of a breach of the following enumerated sections of this Agreement (Sections 10.2, 10.3, 10.4, 11.2 and 11.3) (the "Specific Performance Sections") or a failure of any other party to perform any of its obligations under the Specific Performance Sections. Therefore, each party hereto agrees that in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions of the Specific Performance Sections.

        14.16.  Counterparts.

                This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

                IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                                        NORCO, INC.


                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------


                                        TRANSTECHNOLOGY CORPORATION


                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------


                                        MARATHON POWER TECHNOLOGIES COMPANY


                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------

                                                                       Exhibit A

                                Escrow Agreement

                                                                       Exhibit B

                               Net Working Capital

I.      Current assets shall include:

        A.      accounts receivable (net);
        B.      inventory (net); and
        C.      prepaid and other current assets;

        but shall not include:

        a. prepaid insurance premiums for insurances of the Parent whose coverage as to the Company terminates at Closing;

        b.      deferred taxes (in prepaids); and

        c. intercompany accounts receivable from the Parent or an affiliate of the Parent.

II.     Current liabilities shall include:

        A.      accounts payable;
        B.      accrued compensation; and
        C.      other current liabilities;

        but shall not include liabilities of the Company which the Parent or the Company is required under this Agreement to pay or discharge, including without limitation:

        a.      all Taxes of the Company or the Parent;

        b. environmental liabilities to be paid or discharged by the Parent pursuant to Sections 10.3 and 10.4 of this Agreement;

        c. all accrued bonuses to be paid by the Parent to the employees of the Parent pursuant to Section 11.4 of this Agreement; and

        d. intercompany accounts payable to the Parent or an affiliate of the Parent.

                                                                       Exhibit C

            Form of opinion of counsel to the Parent and the Company

                                                                       Exhibit D

                     Form of opinion of counsel to the Buyer

                                                                       Exhibit E

                      Bill of Sale and Assumption Agreement

                                                                       EXHIBIT A

                                ESCROW AGREEMENT

        THIS ESCROW AGREEMENT, dated as of January 24, 2003 (this "Escrow Agreement"), by and among Marathon Power Technologies Company, a Delaware corporation (the "Buyer"), Norco, Inc., a Connecticut corporation (the "Company"), and J.P. Morgan Trust Company, N.A., as escrow agent (the "Escrow Agent").

        WHEREAS, the Buyer, the Company and TransTechnology Corporation, a Delaware corporation and the parent corporation of the Company (the "Parent"), have entered into an Asset Purchase Agreement, dated as of January 24, 2003 (the "Asset Purchase Agreement"), pursuant to which the Buyer has agreed to purchase from the Company substantially all of the assets, rights and properties of the Company relating to the Business (as defined in the Asset Purchase Agreement), subject to the terms and conditions set forth in the Asset Purchase Agreement. Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to such terms in the Asset Purchase Agreement; and

        WHEREAS, pursuant to Section 1.5(c) of the Asset Purchase Agreement, simultaneous with the execution of the Asset Purchase Agreement, the Buyer is required to deliver and place in escrow with the Escrow Agent $2,500,000 as a down payment on the Purchase Price for the Assets, which amount shall be held by the Escrow Agent and distributed to the Company and/or the Buyer on the terms and subject to the conditions of the Asset Purchase Agreement and this Escrow Agreement; and

        WHEREAS, the parties desire that the Escrow Agent serve as escrow agent to receive, hold and dispose of the Deposit Escrow Fund (as defined herein), and the Escrow Agent is willing to receive, hold and dispose of the Deposit Escrow Fund, in accordance with the terms hereof.

        NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, covenants, representations and warranties contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                             THE DEPOSIT ESCROW FUND

        1.1. Escrow Agent. The Buyer and the Company hereby appoint the Escrow Agent, and the Escrow Agent hereby agrees to serve as the escrow agent, hereunder for purposes of receiving, holding and disposing of the Deposit Escrow Fund in accordance with the terms and subject to the conditions of this Escrow Agreement.

        1.2. Deposit Escrow Fund. The Buyer is herewith delivering to the Escrow Agent, and the Escrow Agent hereby acknowledges receipt of, $2,500,000 in immediately available funds (together with any interest thereon and earnings with respect thereto, the "Deposit Escrow Fund").

        1.3. Down Payment. This Escrow Agreement is being entered into pursuant to Section 1.5(c) of the Asset Purchase Agreement to serve as a down payment on the Purchase Price for the Assets.

        1.4.    Investments.

                (a) The Escrow Agent shall initially invest the Deposit Escrow Fund in Permitted Investments (as defined below) having maturities of 60 days. Thereafter, the Escrow Agent shall invest and reinvest moneys on deposit in the Deposit Escrow Fund in accordance with the specific written instructions received from the Buyer. In the event moneys on deposit in the Deposit Escrow Fund become available for reinvestment and written instructions regarding reinvestment are not received by the Escrow Agent, the Escrow Agent shall reinvest such moneys in the manner provided in the most recent written instructions, or if none have been received, in Permitted Investments. "Permitted Investments" means (i) U.S. government securities such as certificates of indebtedness, notes and bonds and issues of agencies and instrumentalities thereof; (ii) any money market fund substantially all of which is invested in direct obligations of the United States of America or obligations the principal and interest on which are unconditionally guaranteed by the United States of America, including any such money market fund managed by the Escrow Agent or any of its affiliates; and (iii) insured interest bearing depository accounts.

                (b) The Escrow Agent shall furnish to the Buyer and the Company monthly itemized summaries of the Deposit Escrow Fund, including all transactions made with respect thereto during such month.

                                   ARTICLE II

                                  DISTRIBUTIONS

                2.1. Release of the Deposit Escrow Fund. The Escrow Agent shall hold the Deposit Escrow Fund in its possession until authorized hereunder to deliver the Deposit Escrow Fund or any specified portion thereof, as follows:

                        (a) Subject to the provisions of Section 2.1(b) hereof, on the Closing Date, upon joint written notice by both the Company and the Buyer to the Escrow Agent, the Escrow Agent shall distribute the entire Deposit Escrow Fund to the Company, by wire transfer of immediately available funds to such account of the Company as shall be designated in writing to the Escrow Agent by the Company.

                        (b) Notwithstanding the provisions of Section 2.1(a) hereof:

                                (i)     in the event that the Asset Purchase
        Agreement is terminated by the Company pursuant to Section 13.1(c) of the Asset Purchase Agreement as a result of the Buyer's failure to consummate the transactions contemplated thereunder after the fulfillment or satisfaction of all of the conditions set forth in
        Article VI thereof, and provided that neither the Parent nor the Company has been in breach of the Asset Purchase Agreement, upon joint written notice by both the Company and the Buyer to the Escrow Agent, the Escrow Agent shall distribute the entire Deposit Escrow Fund to the

        Company, by wire transfer of immediately available funds to such account of the Company as shall be designated in writing to the Escrow Agent by the Company; and

                                (ii)    in the event that the Asset Purchase
        Agreement is terminated for any other reason, upon written notice by the Buyer to the Escrow Agent, the Escrow Agent shall distribute the entire Deposit Escrow Fund to the Buyer, by wire transfer of immediately available funds to such account of the Buyer as shall be designated in writing to the Escrow Agent by the Buyer.

                                   ARTICLE III

                               GENERAL PROVISIONS

        3.1. Termination. This Escrow Agreement shall terminate on the distribution of the entire Deposit Escrow Fund pursuant to Section 2.1 hereof or upon the mutual written consent of the Buyer, the Company and the Escrow Agent to such termination. Upon such termination, the Buyer, the Company and the Escrow Agent shall be discharged from all obligations under this Escrow Agreement.

        3.2. Fees. As compensation for its services to be rendered under this Escrow Agreement, the Escrow Agent shall be entitled to receive fees in the amounts specified in Schedule A to this Escrow Agreement and shall be reimbursed upon request for all expenses, disbursements and advances, including reasonable fees and expenses of outside counsel, if any, incurred or made by it in connection with the preparation of this Escrow Agreement and the carrying out of its duties under this Escrow Agreement. The Buyer and the Company shall be jointly and severally responsible for all amounts to be paid to the Escrow Agent pursuant to this Section 3.2, but as between themselves agree to share such costs equally.

        3.3. Payment. Any payments made under this Escrow Agreement shall be by wire transfer of immediately available funds, except as the payee and payor with respect to any such payment shall otherwise agree.

        3.4.    Transfer Instructions.

                (a) In the event funds transfer instructions are given, whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone callback to the person or persons designated on Schedule B hereto, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. The persons and telephone numbers for callbacks may be changed only in a writing actually received and acknowledged by the Escrow Agent. The parties to this Escrow Agreement acknowledge that such security procedure is commercially reasonable.

                (b) It is understood that the Escrow Agent and the Buyer's bank or the Company's bank, as the case may be, in any fund transfers may rely solely upon any account numbers or similar identifying number provided by the Buyer and the Company to identify (i) the Buyer or the Company, (ii) the Buyer's bank or the Company's bank, or (iii) an intermediary bank. The Escrow Agent may apply any of the escrowed funds for any payment order it executes using any such identifying number, even where its use may result in a person other than the Buyer or the Company being paid, or the transfer of funds to a bank other than the Buyer's bank or the Company's bank, or an intermediary bank designated.

                (c) The Escrow Agent shall not incur any liability for following the instructions herein contained or expressly provided for, or written instructions given by both the Buyer and the Company.

        3.5. Obligations of the Escrow Agent. The obligations of the Escrow Agent under this Escrow Agreement are subject to the following terms and conditions:

                (a) The Escrow Agent is not a party to and is not bound by any agreement other than this Escrow Agreement.

                (b) The Escrow Agent acts hereunder as a depository only and is not responsible for or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of any funds, shares, documents or other materials deposited with it. The Buyer and the Company agree to and hereby do waive any suit, claim, demand or cause of action of any kind which they may have or may assert against the Escrow Agent arising out of or relating to the execution or performance by the Escrow Agent of this Escrow Agreement, unless such suit, claim, demand or cause of action is based upon the willful misconduct, gross negligence or bad faith of the Escrow Agent or any of its officers, employees, agents or representatives.

                (c) The Escrow Agent shall not have any responsibility for the genuineness or validity of any notice, evidence or other document or item delivered to it, and the Escrow Agent shall be entitled to rely upon and shall be protected in acting upon any written notice, consent, receipt or other evidence or paper document which the Escrow Agent reasonably believes to be genuine and to be signed by the proper person.

                (d) The Escrow Agent shall not be liable for any error of judgment or for any acts done or steps taken, omitted or admitted by it, for any mistake of facts or law, or for anything which the Escrow Agent may do or refrain from doing in connection herewith except for the Escrow Agent's own willful misconduct, gross negligence or bad faith or that of its officers, employees, agents or representatives.

                (e) As to any legal questions arising in connection with the administration of this Escrow Agreement, the Escrow Agent may rely absolutely upon the opinions given to it by its counsel and shall be free of liability for acting in reliance on such opinions.

                (f) In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Escrow Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing by both the Buyer and the Company or by a final order or judgment of a court of competent jurisdiction.

                (g) It is the intention of the parties hereto that the Escrow Agent shall never be required to use or advance its own funds or, except as otherwise contemplated hereby, incur personal financial liability in its performance of its duties or the exercise of any of its rights and powers hereunder.

                (h) The duties and responsibilities of the Escrow Agent hereunder shall be determined solely by the express provisions of this Escrow Agreement, and no other or further duties or responsibilities shall be implied. The Escrow Agent shall not have any liability under, nor duty to inquire into the terms and provisions of, any agreement or instructions, other than outlined in this Escrow Agreement.

                (i) The Buyer and the Company agree, jointly and severally, to indemnify and hold harmless the Escrow Agent from any costs, damages, expenses or claims, including reasonable attorneys' fees, which the Escrow Agent may incur or sustain as a result of or arising out of this Escrow Agreement or the Escrow Agent's duties relating thereto; provided that notwithstanding the foregoing, neither the Buyer nor the Company shall be required to indemnify the Escrow Agent for any such costs, damages, expenses or claims arising as a result of (i) the breach of this Escrow Agreement by the Escrow Agent or (ii) the willful misconduct, gross negligence or bad faith of the Escrow Agent or any of its officers, employees, agents, or representatives. The Buyer or the Company, as the case may be, shall have a right of contribution against the other in respect of one-half of the amount paid by it or them pursuant to this Section 3.5(i). Anything in this Escrow Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits). The parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of the Escrow Agent or the termination of this Escrow Agreement.

        3.6.    Successor Escrow Agent.

                (a) The Escrow Agent agrees that the Buyer and the Company may, by mutual agreement at any time, remove the Escrow Agent as escrow agent hereunder, and substitute another therefor. In such event, the Escrow Agent shall, upon receipt of written notice by both the Company and the Buyer of such removal, account for and deliver to such substituted escrow agent the Deposit Escrow Fund after deducting payment for all monies owing to it in accordance with the terms hereof and the Escrow Agent shall thereafter be discharged of all liability hereunder.

                (b) The Buyer and the Company agree that the Escrow Agent may resign and be discharged from its duties hereunder at any time by giving notice of such resignation to the Buyer and the Company, which shall specify a date (not less than thirty (30) days following the date of such notice) when such resignation shall take effect. Upon such notice, a successor escrow agent shall be selected by the Buyer and the Company, such successor escrow agent to become the Escrow Agent hereunder upon the resignation date specified in such notice and the Escrow Agent shall account for and deliver to such substituted escrow agent the Deposit Escrow Fund after deducting payment for all monies owing to it in accordance with the terms hereof and the Escrow Agent shall thereafter be discharged of all liability hereunder. If the Buyer and the Company are unable to agree upon a successor escrow agent within fifteen (15) days after the date of such notice, the Escrow Agent shall be entitled to appoint its successor, which shall be a state or national bank or trust company having combined capital and surplus of at least $500,000,000. The Escrow Agent shall continue to serve hereunder until its successor accepts the escrow and acknowledges receipt of the Deposit Escrow Fund.

        3.7. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand, sent by telecopy, or sent, postage prepaid by registered mail return receipt requested or reputable overnight courier service, and shall be deemed given when so delivered by hand, telecopied (provided that the telecopy is promptly confirmed by electronic confirmation of the receipt thereof) or, if mailed, three days after mailing (one business day in the case of overnight courier service) except with respect to the Escrow Agent as to which notice shall be deemed given on the date received by the Escrow Agent; to the person at the address set forth below, or such other address as may be designated in writing hereafter in the same manner as follows:

                (a)     If to the Buyer:

                        Marathon Power Technologies Company
                        8301 Imperial Drive
                        Waco, TX 76712-6588
                        Attn:  Albert Rodriguez
                               President
                        Facsimile: 254.776.6558

                        TransDigm, Inc.
                        Destination Building
                        26380 Curtiss Wright Parkway
                        Richmond Heights, OH 44143
                        Attn:  W. Nicholas Howley
                               President and Chief Executive Officer
                        Facsimile:  216.289.4937

                        with a copy to:

                        Dechert LLP
                        30 Rockefeller Plaza
                        New York, New York  10112
                        Attention: Robert Seber, Esq.
                        Facsimile:  212.698.3599

                (b)     If to the Company:

                        Norco, Inc.
                        700 Liberty Avenue
                        Union, New Jersey 07083
                        Attn:  Gerald Harvey, Esq.
                        Facsimile:  908.686.6537

                (c)     If to the Escrow Agent:

                        J.P. Morgan Trust the Company, N.A. One
                        Oxford Center
                        Suite 1100
                        301 Grant Street
                        Pittsburgh, PA 15219
                        Attn:  JoAnne Osborn
                        Facsimile:  412.291.2070

        3.8.    Binding Agreement; Assignment.

                (a) This Escrow Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, successors and permitted assigns, provided that none of the parties shall assign any of its rights, interests or obligations under this Escrow Agreement, directly or indirectly, except (a) with the prior written consent of the other parties hereto, (b) by the Buyer to a wholly-owned subsidiary of the Buyer which assignment shall not relieve the Buyer of any of its obligations hereunder or (c) by the Buyer as collateral security to any entity providing direct or indirect financing to the Buyer or any of its affiliates.

                (b) Notwithstanding the foregoing, any corporation into which the Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation to which substantially all the corporate trust business of the Escrow Agent in its individual capacity may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.

        3.9. Governing Law. This Escrow Agreement and any claim related directly or indirectly to this Escrow Agreement shall be governed by, and construed in accordance with, the laws of the State of Connecticut, without regard to the principles of conflicts of law.

        3.10. Amendment. Subject to applicable law, this Escrow Agreement may be amended, modified and supplemented by written agreement of the Buyer, the Company and the Escrow Agent with respect to any of the terms contained herein.

        3.11. Counterparts; Execution. This Escrow Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. All signatures of the parties to this Escrow Agreement may be transmitted by facsimile, and such facsimile shall, for all purposes, be deemed to be the original signature of such party whose signature it reproduces and shall be binding upon such party.

        3.12. Waiver. No waiver of any past agreement or condition hereunder by any party hereto shall operate as a continuing waiver of any agreement or condition under this Escrow Agreement. Each party to this Escrow Agreement shall have the right to waive and/or nullify, in writing, any condition or term of this Escrow Agreement which is for the benefit of such party.

        3.13. Severability. If any provision or clause in this Escrow Agreement or application thereof to any person or circumstances is held invalid or unenforceable, such invalidity or unenforceability shall not affect other provisions or applications of this Escrow Agreement which can be given effect without the invalid or unenforceable provision or application, and to this end the provisions of this Escrow Agreement are declared to be severable.

        3.14. Force Majeure. No party to this Escrow Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Escrow Agreement because of, acts of God, fire, floods, strikes, equipment or transmission failure, or other causes beyond its control.

                            [SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, each of the Buyer, the Company and the Escrow Agent has signed or caused this Escrow Agreement to be signed by its duly authorized representative as of the date first above written.

                                             MARATHON POWER TECHNOLOGIES COMPANY


                                             By:
                                                --------------------------------
                                             Name:
                                             Title:


                                             NORCO, INC.


                                             By:
                                                --------------------------------
                                             Name:
                                             Title:


                                             J.P. MORGAN TRUST COMPANY, N.A.


                                             By:
                                                --------------------------------
                                             Name:
                                             Title:

                                   SCHEDULE A

                            Fees of the Escrow Agent

Escrow Agent's compensation:          Annual Fee $3,000
Out-of-Pocket Expenses:               Annually 6% of the annual fee
Mutual Fund Transaction:              10 Basis Points (Calculated on the average
                                      Principal balance of the fund)

                                   SCHEDULE B

                     TELEPHONE NUMBER(S) FOR CALL-BACKS AND
                         PERSON(S) DESIGNATED TO CONFIRM
                           FUNDS TRANSFER INSTRUCTIONS

        If to the Buyer:

                Name                         Telephone Number

                W. Nicholas Howley           216.261.8070

        If to the Company:

                Name                         Telephone Number

                Joseph Spanier               908.624.4210

        Telephone call-backs shall be made to each of the Buyer and the Company if joint instructions are required pursuant to this Escrow Agreement.

                                                                       EXHIBIT B

                               Net Working Capital

I.      Current assets shall include:

        A.      accounts receivable (net);
        B.      inventory (net); and
        C.      prepaid and other current assets;

        but shall not include:

        a. prepaid insurance premiums for insurances of the Parent whose coverage as to the Company terminates at Closing;

        b.      deferred taxes (in prepaids); and

        c. intercompany accounts receivable from the Parent or an affiliate of the Parent.

II.     Current liabilities shall include:

        A.      accounts payable;
        B.      accrued compensation; and
        C.      other current liabilities;

        but shall not include liabilities of the Company which the Parent or the Company is required under this Agreement to pay or discharge, including without limitation:

        a.      all Taxes of the Company or the Parent;

        b. environmental liabilities to be paid or discharged by the Parent pursuant to Sections 10.3 and 10.4 of this Agreement;

        c. all accrued bonuses to be paid by the Parent to the employees of the Parent pursuant to Section 11.4 of this Agreement; and

        d. intercompany accounts payable to the Parent or an affiliate of the Parent.

                                                                       EXHIBIT C

            Form of Opinion of the Parent's and the Company's Counsel

Opinion Paragraphs

        1. The Parent is a corporation validly existing and in good standing under the laws of the State of Delaware and the Company is a corporation validly existing and in good standing under the laws of the State of Connecticut. The Company is duly qualified or licensed to do business as a foreign corporation in good standing in all jurisdictions in which the ownership of its property or the conduct of its business requires such qualification, except for such jurisdictions wherein the failure to be so qualified would not have a Material Adverse Effect. Each of the Parent and the Company has all necessary corporate power and corporate authority to own, operate and lease its properties and to carry on its business as now conducted.

        2. Each of the Parent and the Company has all necessary corporate power and corporate authority to execute and deliver the Agreement and the agreements set forth on Schedule A hereto (the "Transaction Documents") to which it is a party and to perform its obligations thereunder. The execution and delivery by each of the Parent and the Company of the Agreement and the Transaction Documents to which it is a party, and the consummation by it of the transactions contemplated to be consummated by it thereunder, have been duly and validly authorized by all necessary corporate action of each of the Parent and the Company.

        3. The Agreement and the Transaction Documents to which it is a party have been duly executed and delivered by each of the Parent and the Company and constitute legal, valid and binding obligations of each of the Parent and the Company, enforceable against it in accordance with their respective terms.

        4. The execution and delivery by each of the Parent and the Company of the Agreement and the Transaction Documents to which it is a party, the performance by it of its obligations thereunder and the consummation by it of the transactions contemplated to be consummated by it thereunder will not (i) conflict with or violate its Certificate of Incorporation or By-laws, (ii) conflict with or result in a violation of (x) any New Jersey, Connecticut or Federal law, rule or regulation that, in our experience, is normally applicable to transactions of the nature contemplated by the Agreement and the Transaction Documents or (y) any New Jersey, Connecticut or Federal judgment, writ, decree, injunction or order known to us to be binding on it or (iii) conflict with, or result (immediately or upon the giving of notice or the passage of time or both) in any violation of or default under, or give rise to a right of modification, termination, cancellation or acceleration of any obligation, or loss of a benefit under, any Material Contract, other than such conflicts, violations or defaults or modifications, terminations, cancellations, accelerations or loss which, individually or in the aggregate, would not have a Material Adverse Effect.

        5. All necessary filings or registrations with, or consents by, any New Jersey, Connecticut or Federal governmental or regulatory authority that, in our experience, are normally applicable to transactions of the nature contemplated by the Agreement and the Transaction Documents and are required under applicable law to be made or obtained on or prior to the date of this opinion by the Parent and the Company for the execution, delivery and performance of the Agreement and the Transaction Documents and the consummation of the transactions contemplated thereby by the Parent and the Company have been duly made or obtained.

Factual Statement

        Please be advised that, to our knowledge, (i) there is no action, suit, arbitration, mediation or similar proceeding pending before any court, arbitrator, mediator or administrative body or threatened against either the Parent or the Company, which challenges the legality, validity or enforceability of the Agreement or any of the Transaction Documents and (ii) there is no judgment, writ, decree, injunction or order binding on either the Company or the Parent.

                                                                       EXHIBIT D

                     Form of Opinion of the Buyer's Counsel

Opinion Paragraphs

        1. The Buyer is a corporation validly existing and in good standing under the laws of the State of Delaware.

        2. The Buyer has all necessary corporate power and corporate authority to execute and deliver the Agreement and the agreements set forth on Schedule A hereto (the "Transaction Documents") to which it is a party and to perform its obligations thereunder. The execution and delivery by the Buyer of the Agreement and the Transaction Documents to which it is a party, and the consummation by the Buyer of the transactions contemplated to be consummated by the Buyer thereunder, have been duly and validly authorized by all necessary corporate action of the Buyer.

        3. The Agreement and the Transaction Documents to which the Buyer is a party have been duly executed and delivered by the Buyer and constitute legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms.

        4. The execution and delivery by the Buyer of the Agreement and the Transaction Documents to which it is a party, the performance by the Buyer of its obligations thereunder and the consummation by the Buyer of the transactions contemplated to be consummated by the Buyer thereunder will not (i) conflict with or violate the Certificate of Incorporation or By-laws of the Buyer or (ii) conflict with or result in a violation of (x) any Connecticut or Federal law, rule or regulation that, in our experience, is normally applicable to transactions of the nature contemplated by the Agreement and the Transaction Documents or (y) any Connecticut or Federal judgment, writ, decree, injunction or order known to us to be binding on the Buyer.

        5. All necessary filings or registrations with, or consents by, any Connecticut or Federal governmental or regulatory authority that, in our experience, are normally applicable to transactions of the nature contemplated by the Agreement and the Transaction Documents and are required under applicable law to be made or obtained on or prior to the date of this opinion by the Buyer for the execution, delivery and performance of the Agreement and the Transaction Documents to which the Buyer is a party and the consummation of the transactions contemplated thereby by the Buyer have been duly made or obtained.

        The opinions expressed in Paragraphs 4 and 5 above relate to those laws, rules, regulations, judgments, writs, decrees, injunctions or orders (in the case of Paragraph 4) and those filings, registrations or consents (in the case of Paragraph 5) which, in our experience, are normally applicable to the Buyer.

                                                                       EXHIBIT E

                BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT

                This Bill of Sale, Assignment and Assumption Agreement (this "Agreement") is made as of January___2003, by and among Marathon Power Technologies Company, a Delaware corporation (the "Buyer"), NORCO, Inc., a Connecticut corporation (the "Company"), and TransTechnology Corporation, a Delaware Corporation and the parent corporation of the Company (the "Parent").

                WHEREAS, the Buyer, the Company and the Parent have entered into that certain Asset Purchase Agreement dated as of January ___, 2003 (the "Purchase Agreement").

                NOW, THEREFORE, the parties do hereby agree as follows:

        1. Defined Terms. Capitalized terms used herein but not defined shall have the respective meanings assigned to such terms in the Purchase Agreement.

        2. Transfer of assets. For good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, and as contemplated by section 1.1 Of the purchase agreement, each of the company and the parent hereby absolutely and irrevocably sells, conveys, transfers and assigns to the buyer, its successors and assigns, effective as the closing date, all of the company's and the parent's right, title, and interest in and to all of the assets.

        3. Assumption of Liabilities. For good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, and as contemplated by Section 1.3 of the Purchase Agreement, the Buyer hereby assumes and shall be responsible for the Assumed Liabilities.

        4. Further Actions. Each of the Company and the Parent covenants and agrees to warrant and defend the sale, conveyance, transfer, and assignment of the Assets hereby made against all persons whomsoever, to take all steps reasonably necessary to establish the record of the Buyer's title to the Assets and, at the request of the Buyer, to execute and deliver further instruments of transfer and assignment and take such other action as the Buyer may reasonably request to more effectively transfer and assign to and vest in the Buyer each of the Assets, all at the sole cost and expense of the Company and the Parent.

        5. Terms of the Purchase Agreement. The terms of the Purchase Agreement are incorporated herein by this reference. In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms hereof, the terms of the Purchase Agreement shall govern.

                       [Signatures on the following page.]

                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

                                             MARATHON POWER TECHNOLOGIES COMPANY


                                             By
                                               ---------------------------------
                                               Name:
                                               Title:


                                             NORCO, INC.


                                             By
                                               ---------------------------------
                                               Name:
                                               Title:


                                             TRANSTECHNOLOGY CORPORATION


                                             By
                                               ---------------------------------
                                               Name:
                                               Title: